                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               W. R. GRACE & CO.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                        Common Stock, par value $1.00 per share

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

                                       98,452,251

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $76.688 (the average of the high and low sales prices on May 2, 1996)

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                     $7,550,056,999

        ------------------------------------------------------------------------

     (5)  Total fee paid:

                                     $1,510,011.40

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                               August 1996

To the Shareholders of W. R. Grace & Co.
   and Fresenius USA, Inc.:

     Earlier this month, you were sent proxy materials for Special Meetings of Shareholders of Grace and Fresenius USA to be held on September 16, 1996. The principal purpose of the Special Meetings is to consider and vote upon a proposal to adopt and approve the February 1996 Agreement and Plan of Reorganization between Grace and Fresenius AG and related transactions.

     The proxy materials sent to you earlier this month contained financial information for Grace, Fresenius USA and Fresenius Worldwide Dialysis through the first quarter of 1996. To assure that you have the most current financial information relating to the proposed transactions, copies of the Quarterly Reports on Form 10-Q of each of Grace and Fresenius USA for the quarter ended June 30, 1996 are enclosed. These Reports, which were recently filed with the Securities and Exchange Commission, contain financial information for the second quarter and/or the first six months of 1996, including updated special-purpose financial statements for Grace and pro forma information for "New Grace" (in Grace's 10-Q) and information concerning Fresenius Worldwide Dialysis and pro forma information with respect to Fresenius Medical Care AG (in the 10-Q for Fresenius USA). You are urged to read these Reports carefully.

     For those of you who have not sent in your proxy card, or who wish to change your vote, another proxy card is enclosed for your convenience. If you have already returned your proxy card, you do not need to send another card unless you wish to change your vote; if you have not yet returned your proxy card, you are urged to do so promptly.

                                                   W. R. Grace & Co.
                                                   Fresenius USA, Inc.

                   ERRATA -- JOINT PROXY STATEMENT-PROSPECTUS

      1. In the discussion of the Reorganization appearing in the middle of the third inside cover page of the Joint Proxy Statement-Prospectus, there is an incorrect reference to the receipt of "Approximately 1,013 ADSs" for each share of Grace Common Stock; the correct figure is 1.013 (based on information as of July 15, 1996).

      2. On page 26 (second paragraph), page 139 (last paragraph) and page 141 (third full paragraph) of the Joint Proxy Statement-Prospectus, the amount of NMC Homecare's IDPN receivable as of March 31, 1996 was incorrectly stated as $103 million; the actual amount was $113 million (and, as noted in the accompanying Grace 10-Q Report, the amount at June 30, 1996 was $130 million).

      3. In the last sentence on page 165 of the Joint Proxy Statement-Prospectus, the reference to the "net income (loss)" for the three-month and six-month periods ended June 30, 1996, expected to result from the additional compensation expense referred to therein, should have been a reference to "operating (loss) income" for such periods.

================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549


                                  FORM  10 - Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                  For the Quarterly Period Ended June 30, 1996


                         Commission File Number 1-3720

                             W.  R.  GRACE  &  CO.


              New York                                  13-3461988
      (State of Incorporation)                       (I.R.S. Employer
                                                    Identification No.)

                              One Town Center Road
                        Boca Raton, Florida  33486-1010
                                 (407) 362-2000





         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days.


                         Yes   X     No
                             -----      -----

 90,870,737 shares of Common Stock, $1.00 par value, were outstanding at August 1, 1996.




================================================================================

                       W. R. GRACE & CO. AND SUBSIDIARIES


                               Table of Contents


                                                                                                 Page No.
                                                                                                 --------
Part  I.  Financial Information
- -------

    Item 1.      Financial Statements

                   Consolidated Statement of Operations                                           I-1

                   Consolidated Statement of Cash Flows                                           I-2

                   Consolidated Balance Sheet                                                     I-3

                   Notes to Consolidated Financial Statements                                     I-4 to I-10

    Item 2.      Management's Discussion and Analysis of Results of
                 Operations and Financial Condition                                               I-11 to I-18


Part II.  Other Information
- -------

    Item 1.      Legal Proceedings                                                                II-1
    Item 4.      Submission of Matters to a Vote of Security Holders                              II-1
    Item 5.      Other Information                                                                II-3
    Item 6.      Exhibits and Reports on Form 8-K                                                 II-3


As used in this Report, the term "Company" refers to W. R. Grace & Co., and the term "Grace" refers to the Company and/or one or more of its subsidiaries.

                         PART I.  FINANCIAL INFORMATION

Item 1.      FINANCIAL STATEMENTS


      W. R. Grace & Co. and Subsidiaries                                 Three Months Ended           Six Months Ended
      Consolidated Statement of Operations (Unaudited)                       June 30,                      June 30,
      ------------------------------------------------                  ----------------------     -----------------------
      $ millions (except per share)                                       1996          1995         1996           1995
      ---------------------------------                                 ---------     --------     ---------      --------
      Sales and revenues  . . . . . . . . . . . . . . . . . . .           $ 948.9       $932.3      $1,834.9      $1,785.7
      Other income  . . . . . . . . . . . . . . . . . . . . . .              14.1          4.5          17.9           8.8
                                                                         --------       ------      --------      --------
         Total  . . . . . . . . . . . . . . . . . . . . . . . .             963.0        936.8       1,852.8       1,794.5
                                                                         --------       ------      --------      --------

      Cost of goods sold and operating expenses   . . . . . . .             572.0        550.7       1,103.8       1,051.6
      Selling, general and administrative expenses  . . . . . .             206.4        219.7         405.7         450.5
      Depreciation and amortization   . . . . . . . . . . . . .              46.4         40.2          91.9          78.4
      Interest expense and related financing costs  . . . . . .              18.3         18.7          36.7          34.5
      Research and development expenses   . . . . . . . . . . .              29.0         31.1          57.8          61.6
      Corporate expenses previously allocated to the
               health care segment  . . . . . . . . . . . . . .                 -         11.6             -          21.7
      Restructuring costs   . . . . . . . . . . . . . . . . . .              53.7            -          53.7             -
      Gain on sales of businesses   . . . . . . . . . . . . . .            (326.4)           -        (326.4)            -
                                                                          -------       -------     --------      --------

         Total  . . . . . . . . . . . . . . . . . . . . . . . .             599.4        872.0       1,423.2       1,698.3
                                                                          -------       -------     --------      --------

      Income from continuing operations before
               income taxes   . . . . . . . . . . . . . . . . .             363.6         64.8         429.6          96.2
      Provision for income taxes  . . . . . . . . . . . . . . .             130.5         19.8         154.9          28.3
                                                                          -------       ------      --------      --------

      Income from continuing operations   . . . . . . . . . . .             233.1         45.0         274.7          67.9
      Income from discontinued operations   . . . . . . . . . .             100.8         33.7         122.8          58.3
                                                                          -------       ------      --------      --------

      Net income  . . . . . . . . . . . . . . . . . . . . . . .           $ 333.9      $  78.7     $   397.5      $  126.2
                                                                          =======      =======     =========      ========

      ---------------------------------------------------------------------------------------------------------------------

      Earnings per share:
        Continuing operations   . . . . . . . . . . . . . . . .           $ 2.41       $    .47    $     2.82     $     .71
        Net income  . . . . . . . . . . . . . . . . . . . . . .           $ 3.45       $    .83    $     4.09     $    1.33

      Fully diluted earnings per share:
        Continuing operations   . . . . . . . . . . . . . . . .           $ 2.37       $    .46    $     2.76     $     .70
        Net income  . . . . . . . . . . . . . . . . . . . . . .           $ 3.39       $    .80    $     4.00     $    1.30

      Dividends declared per common share   . . . . . . . . . .           $  .125      $    .35    $      .25     $     .70

      ---------------------------------------------------------------------------------------------------------------------


                 The Notes to Consolidated Financial Statements
                    are an integral part of this statement.

W. R. Grace & Co. and Subsidiaries                                                                    Six Months Ended
Consolidated Statement of Cash Flows (Unaudited)                                                          June 30,
- ------------------------------------------------                                                      -----------------
$ millions                                                                                             1996      1995
- ------------------------------------------------                                                      -------   -------
OPERATING ACTIVITIES
    Income from continuing operations before income taxes   . . . . . . . . . . . . . . . . . .        $429.6   $  96.2
    Reconciliation to cash provided by/(used for) operating activities:
           Depreciation and amortization  . . . . . . . . . . . . . . . . . . . . . . . . . . .          91.9      78.4
           Noncash charge relating to restructuring costs . . . . . . . . . . . . . . . . . . .          53.7         -
           Gain on sales of businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (326.4)        -
           Changes in assets and liabilities, excluding effect of businesses acquired/divested and foreign exchange:
               Increase in notes and accounts receivable, net . . . . . . . . . . . . . . . . .         (78.4)    (60.0)
               Decrease/(increase) in inventories . . . . . . . . . . . . . . . . . . . . . . .          33.3     (82.3)
               Proceeds from asbestos-related insurance settlements . . . . . . . . . . . . . .          99.7     156.4
               Payments made for asbestos-related litigation settlements,
                        judgments and defense costs . . . . . . . . . . . . . . . . . . . . . .         (73.1)    (60.2)
               Decrease in accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . .         (20.3)    (51.4)
               Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (98.1)    (37.2)
                                                                                                       ------    ------
    Net pretax cash provided by operating activities of continuing operations   . . . . . . . .         111.9      39.9
    Net pretax cash provided by operating activities of discontinued operations   . . . . . . .          47.1      27.8
                                                                                                       ------    ------
    Net pretax cash provided by operating activities  . . . . . . . . . . . . . . . . . . . . .         159.0      67.7
    Income taxes paid   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (40.5)    (91.0)
                                                                                                       ------    ------
    Net cash provided by/(used for) operating activities  . . . . . . . . . . . . . . . . . . .         118.5     (23.3)
                                                                                                       ------    ------

INVESTING ACTIVITIES
    Capital expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (234.5)   (232.6)
    Businesses acquired in purchase transactions, net of
           cash acquired and assumed debt . . . . . . . . . . . . . . . . . . . . . . . . . . .             -     (31.1)
    Increase in net investments in discontinued operations  . . . . . . . . . . . . . . . . . .         (97.6)    (46.3)
    Net proceeds from divestments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         697.1       7.1
    Other   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14.7       2.5
                                                                                                       ------    ------
    Net cash provided by/(used for) investing activities  . . . . . . . . . . . . . . . . . . .         379.7    (300.4)
                                                                                                       ------    ------

FINANCING ACTIVITIES
    Dividends paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (24.5)    (66.3)
    Repayments of borrowings having original maturities in excess of three months   . . . . . .         (50.8)    (51.2)
    Increase in borrowings having original maturities in excess of three months   . . . . . . .             -      85.3
    Net (decrease)/increase in borrowings having original
           maturities of less than three months . . . . . . . . . . . . . . . . . . . . . . . .          (6.7)    251.0
    Stock options exercised   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53.2      84.3
    Purchase of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (398.2)    (12.1)
    (Decrease)/increase in net financing activities of discontinued operations  . . . . . . . .         (37.1)      2.2
    Other   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -        .1
                                                                                                       ------    ------
    Net cash (used for)/provided by financing activities  . . . . . . . . . . . . . . . . . . .        (464.1)    293.3
                                                                                                       ------    ------

Effect of exchange rate changes on cash and cash equivalents  . . . . . . . . . . . . . . . . .          (1.0)      3.5
                                                                                                       ------    ------
Increase/(decrease) in cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . .        $ 33.1    $(26.9)
                                                                                                       ======    ======


                 The Notes to Consolidated Financial Statements
                    are integral parts of these statements.

   W. R. Grace & Co. and Subsidiaries
   Consolidated Balance Sheet (Unaudited)
   --------------------------------------                                               June 30,            December 31,
   $ millions (except par value)                                                         1996                   1995
   --------------------------------------                                              ---------            -----------
                              ASSETS
    CURRENT ASSETS
       Cash and cash equivalents  . . . . . . . . . . . . . . . . . . .                 $   73.7             $   40.6
       Notes and accounts receivable, net   . . . . . . . . . . . . . .                    712.5                596.8
       Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . .                    402.4                491.9
       Net assets of discontinued operations  . . . . . . . . . . . . .                    296.9                323.7
       Deferred income taxes  . . . . . . . . . . . . . . . . . . . . .                    194.0                206.1
       Other current assets   . . . . . . . . . . . . . . . . . . . . .                     25.4                 22.2
                                                                                        --------             --------
          Total Current Assets  . . . . . . . . . . . . . . . . . . . .                  1,704.9              1,681.3

    Properties and equipment, net of accumulated
             depreciation and amortization of $1,398.9
            and $1,418.8, respectively  . . . . . . . . . . . . . . . .                  1,771.8              1,736.1
    Goodwill, less accumulated amortization of $12.7
            and $20.6, respectively   . . . . . . . . . . . . . . . . .                     39.6                111.8
    Net assets of discontinued operations - health care   . . . . . . .                  1,571.6              1,435.3
    Asbestos-related insurance receivable   . . . . . . . . . . . . . .                    241.2                321.2
    Deferred income taxes   . . . . . . . . . . . . . . . . . . . . . .                    380.1                386.6
    Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    596.6                625.3
                                                                                        --------             --------

          TOTAL   . . . . . . . . . . . . . . . . . . . . . . . . . . .                 $6,305.8             $6,297.6
                                                                                        ========             ========

           LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
       Short-term debt  . . . . . . . . . . . . . . . . . . . . . . . .                 $  603.9             $  638.3
       Accounts payable   . . . . . . . . . . . . . . . . . . . . . . .                    237.8                339.2
       Income taxes   . . . . . . . . . . . . . . . . . . . . . . . . .                    333.8                103.3
       Other current liabilities  . . . . . . . . . . . . . . . . . . .                    828.6                836.4
       Minority interest  . . . . . . . . . . . . . . . . . . . . . . .                    297.0                297.0
                                                                                        --------             --------
          Total Current Liabilities   . . . . . . . . . . . . . . . . .                  2,301.1              2,214.2

    Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . .                  1,262.8              1,295.5
    Other liabilities   . . . . . . . . . . . . . . . . . . . . . . . .                    773.6                789.0
    Deferred income taxes   . . . . . . . . . . . . . . . . . . . . . .                     43.2                 44.8
    Noncurrent liability for asbestos-related litigation  . . . . . . .                    659.1                722.3
                                                                                        --------             --------
          Total Liabilities   . . . . . . . . . . . . . . . . . . . . .                  5,039.8              5,065.8
                                                                                        --------             --------

    COMMITMENTS AND CONTINGENCIES

    SHAREHOLDERS' EQUITY
       Preferred stocks, $100 par value   . . . . . . . . . . . . . . .                      7.4                  7.4
       Common stock, $1 par value   . . . . . . . . . . . . . . . . . .                     98.7                 97.4
       Paid in capital  . . . . . . . . . . . . . . . . . . . . . . . .                    513.4                459.8
       Retained earnings  . . . . . . . . . . . . . . . . . . . . . . .                  1,082.0                709.0
       Cumulative translation adjustments   . . . . . . . . . . . . . .                    (40.4)               (39.4)
       Treasury stock - 5,189,124 common shares, at cost  . . . . . . .                   (395.1)                (2.4)
                                                                                        --------             --------
          Total Shareholders' Equity  . . . . . . . . . . . . . . . . .                  1,266.0              1,231.8
                                                                                        --------             --------

          TOTAL   . . . . . . . . . . . . . . . . . . . . . . . . . . .                 $6,305.8             $6,297.6
                                                                                        ========             ========


                 The Notes to Consolidated Financial Statements
                    are integral parts of these statements.

                       W. R. Grace & Co. and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Dollars in millions, except per share amounts)

(A)      BASIS OF PRESENTATION

         The financial statements in this Report at June 30, 1996 and 1995 and for the three- and six-month interim periods then ended are unaudited and should be read in conjunction with the consolidated financial statements in the Company's 1995 Annual Report on Form 10-K (1995 Annual Report). Such interim financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented; all such adjustments are of a normal recurring nature. Certain amounts in the prior periods' consolidated financial statements have been reclassified to conform to the current periods' basis of presentation.

         The results of operations for the three- and six-month interim periods ended June 30, 1996 are not necessarily indicative of the results of operations for the fiscal year ending December 31, 1996.


(B)      ASBESTOS AND RELATED INSURANCE LITIGATION

         As previously reported, Grace is a defendant in property damage and personal injury lawsuits relating to previously sold asbestos-containing products, and anticipates that it will be named as a defendant in additional asbestos-related lawsuits in the future. Due to the unique nature of each property damage claim, Grace cannot predict whether and to what extent asbestos-related property damage lawsuits and claims will be brought against it in the future or the expenses involved in defending against and disposing of any such future lawsuits and claims. By contrast, Grace believes that there are common features with respect to personal injury claims; therefore, in 1995, Grace determined that it had adequate experience to reasonably estimate the number of personal injury claims to be filed against it through 1998 and established an accrual for such claims.

         Grace was a defendant in approximately 44,100 asbestos-related lawsuits at June 30, 1996 (39 involving claims for property damage and the remainder involving approximately 109,000 claims for personal injury), as compared to approximately 40,800 lawsuits at December 31, 1995 (47 involving claims for property damage and the remainder involving approximately 92,400 claims for personal injury). During the first half of 1996, Grace settled four property damage lawsuits for a total of $11.3 (including one case that was on appeal); one new property damage lawsuit was filed; four property damage lawsuits were dismissed without the payment of any damages or settlement amounts by Grace; and, in a case that had been on appeal and is now final, Grace was held liable for $4.1. During the first half of 1996, approximately 1,400 personal injury claims against Grace were dismissed without payment and $13.6 was recorded to reflect settlements in approximately 3,500 personal injury claims.

         Based upon and subject to the factors discussed in Note 2 to Grace's consolidated financial statements for the year ended December 31, 1995, Grace estimates that its probable liability with respect to the defense and disposition of asbestos property damage and personal injury lawsuits and claims pending at June 30, 1996 and December 31, 1995 (except for four property damage lawsuits as to which the liabilities are not yet estimable because Grace has

                       W. R. Grace & Co. and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Dollars in millions, except per share amounts)


         not yet been able to obtain sufficient information as to the relevant properties through discovery proceedings), as well as personal injury lawsuits and claims expected to be filed through 1998, is as follows:

                                                                                                   June 30,    December 31,
                                                                                                     1996          1995
         Current liability for asbestos-related litigation (1)  . . . . . . . . . . . . . . .      $100.0        $100.0
         Noncurrent liability for asbestos-related litigation . . . . . . . . . . . . . . . .       659.1 (2)     722.3
                                                                                                   ------         ------
         Total asbestos-related liability . . . . . . . . . . . . . . . . . . . . . . . . . .      $759.1        $822.3
                                                                                                   ======        ======

         (1) Included in "Other current liabilities" in the consolidated balance sheet.
         (2) The decrease from December 31, 1995 reflects payments made by Grace for settlements and defense costs in connection with asbestos-related lawsuits and claims during the six months ended June 30, 1996.

         Grace previously purchased insurance policies with respect to its asbestos-related lawsuits and claims. Grace has settled with and been paid by its primary insurance carriers with respect to both property damage and personal injury lawsuits and claims. With minor exceptions, Grace has also settled with its excess insurance carriers that wrote policies available for property damage claims; those settlements involve amounts paid and to be paid to Grace. In addition, Grace has settled with many excess insurance carriers that wrote policies available for personal injury lawsuits and claims. Grace is currently in litigation with its remaining excess insurance carriers whose policies Grace believes are available for asbestos-related personal injury lawsuits and claims. Recovery under these policies is subject to lengthy litigation and legal uncertainties. Insurance coverage for asbestos-related liabilities has not been commercially available since 1985.

         The following table shows Grace's total estimated insurance recoveries in reimbursement for past and estimated future payments to defend against and dispose of asbestos-related lawsuits and claims:

                                                                                                   June 30,    December 31,
                                                                                                     1996          1995
Notes receivable from insurance carriers - current, net of discounts of $4.0 (1995 - $4.3) (1)    $  69.1       $ 62.0
Notes receivable from insurance carriers - noncurrent, net of discounts of $5.1 (1995 - $7.3) (2)    33.4         56.4
Asbestos-related insurance receivable  . . . . . . . . . . . . . . . . . . . .                      241.2(3)     321.2
                                                                                                   ------       ------
         Total amounts due from insurance carriers  . . . . . . . . . . . . . . . . . . . . .      $343.7       $439.6
                                                                                                   ======       ======

         (1) Included in "Notes and accounts receivable, net" in the consolidated balance sheet.
         (2) Included in "Other assets" in the consolidated balance sheet.
         (3) The decrease from December 31, 1995 reflects the receipt of net insurance proceeds of $33.3 and the reclassification of $46.7 from "Asbestos-related insurance receivable" to "Notes receivable from insurance carriers - current" and "- noncurrent" as the result of a 1996 settlement with an insurance carrier.

         At June 30, 1996, settlements with certain insurance carriers provided for the future receipt by Grace of $111.6, which Grace has recorded as notes receivable (both current and noncurrent) of $102.5, net of discounts. In the first half of 1996, Grace received net proceeds of $99.7 pursuant to settlements with insurance carriers in reimbursement for monies previously expended by Grace in connection with asbestos-related lawsuits and claims; of this amount, $65.1 was received pursuant to settlements entered into in 1993 through 1996, which had previously been classified as notes receivable. Pursuant to

                       W. R. Grace & Co. and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Dollars in millions, except per share amounts)


         settlements with two groups of carriers in 1995, Grace will continue to receive payments based on future cash outflows for asbestos-related lawsuits and claims; such payments are estimated to represent approximately $215.8 of the asbestos-related receivable of $241.2 at June 30, 1996.

         Grace's ultimate exposure with respect to its asbestos-related lawsuits and claims will depend on the extent to which its insurance will cover damages for which it may be held liable, amounts paid in settlement and litigation costs. However, in Grace's opinion (which is not based on a formal opinion of counsel), it is probable that recoveries from its insurance carriers (including amounts reflected in the receivable discussed above), along with other funds, will be available to satisfy the personal injury and property damage lawsuits and claims pending at June 30, 1996, as well as personal injury lawsuits and claims expected to be filed in the future. Consequently, Grace believes that the resolution of its asbestos-related litigation will not have a material adverse effect on its consolidated results of operations or financial position.

         For additional information, see Note 2 to the consolidated financial statements in the 1995 Annual Report.

(C)      ACQUISITIONS AND DIVESTMENTS - CONTINUING OPERATIONS

         Acquisitions

         In July 1996, Grace announced that it had completed the acquisition of Cypress Packaging, Inc. (Cypress), a manufacturer of flexible packaging. Cypress, with 1995 sales of more than $20.0, is a leading supplier of plastic packaging materials for the retail pre-cut produce market segment.

         Divestments

         In June 1996, Grace sold its water treatment and process chemicals business to Betz Laboratories, Inc. (Betz). The purchase price in the transaction was $632.0, subject to certain adjustments, plus the assumption of certain liabilities. As initially adjusted, the purchase price of $636.4 (which is subject to further adjustment) was paid at closing as follows: $534.8 in cash, a $100.0 promissory note (secured by a letter of credit) due in January 1997, and a $1.6 promissory note paid in July 1996. The sales and revenues of Grace's water treatment and process chemicals business for the six months ended June 30, 1996 and 1995 were $201.2 and $193.9, respectively; its financial position and results of operations were not significant to Grace.

         As reflected in the consolidated statement of operations (in the line captioned "Gain on sales of businesses"), the sales of this business and the biopesticides business resulted in a pretax gain of $326.4, and an after-tax gain of $210.1 ($2.18 per common share), in continuing operations.

                       W. R. Grace & Co. and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Dollars in millions, except per share amounts)


(D)      DISCONTINUED OPERATIONS

         Health Care

         As previously reported, in February 1996 Grace and Fresenius AG (Fresenius) entered into a definitive agreement to combine National Medical Care, Inc. (NMC), Grace's principal health care subsidiary, with Fresenius' worldwide dialysis business (FWD) to create Fresenius Medical Care AG (FMC). The combination would follow the borrowing and/or assumption of debt aggregating approximately $2,300 by NMC, a tax-free distribution of the net cash proceeds by NMC to W. R. Grace & Co.-Conn., a Connecticut subsidiary of the Company that conducts Grace's packaging and specialty chemicals businesses (Grace Chemicals) and a tax-free distribution by the Company, with respect to each share of its Common Stock, of one share of a newly formed Delaware corporation (New Grace) holding all of the stock of Grace Chemicals, as well as Grace's other businesses other than NMC. As a result of these transactions,the holders of the Company's Common Stock would own 100% of New Grace and would be allocated an aggregate of approximately 44.8% of FMC's ordinary shares on a fully diluted basis. The holders of the Company's Common Stock would also own preferred stock, the dividend on which would be linked to the performance of FMC.
         The Company's shareholders are to vote on the combination and related matters at a special meeting to be held on September 16, 1996, and it is expected that the various transactions will be completed following the date of the special meeting and prior to October 1, 1996; however, there can be no assurance as to whether or when such transactions will be completed.

         Grace, on behalf of NMC, has obtained a commitment letter from various financial institutions under which approximately $2,500 of financing is expected to be made available to NMC and certain specified subsidiaries and affiliates in connection with the above transactions. The credit agreement is expected to provide that certain obligations thereunder will be guaranteed by Grace Chemicals for specified periods of time and subject to certain conditions. See "FINANCING" in the Company's Joint Proxy Statement-Prospectus dated August 2, 1996 for additional information.

         In October 1995, NMC received five investigative subpoenas from the Office of the Inspector General (OIG) of the U.S. Department of Health and Human Services. In the event that a U.S. government agency believes that any wrongdoing has occurred, civil and/or criminal proceedings could be instituted, and if any such proceedings were to be instituted and the outcome were unfavorable, NMC could be subject to fines, penalties and damages or could become excluded from government reimbursement programs. Any such result could have a material adverse effect on NMC's financial position or the results of operations of NMC and Grace. However, at the present time, the results of the investigation and its impact cannot be predicted, as management does not believe that the liability, if any, with respect to the OIG investigation is estimable.

         Under the terms of the combination of FWD and NMC described above, NMC will remain responsible for all liabilities, if any, resulting from the OIG investigation. In July 1996, an agreement was reached with the U.S. government under which, subject to certain conditions

                       W. R. Grace & Co. and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Dollars in millions, except per share amounts)


         and limitations, upon such combination, (i) FMC and the Company (which will become a subsidiary of FMC) are to guarantee the payment of the obligations, if any, of NMC to the U.S. government in respect of the OIG investigation and another proceeding; (ii) Grace Chemicals is to guarantee the obligations of FMC under the foregoing guarantee with respect to acts and transactions that took place prior to the consummation of the combination (but only if such obligations become due and payable and remain uncollected for 120 days); and (iii) NMC is to deliver a standby letter of credit in the principal amount of $150.0 in favor of the U.S. government to support its payment of such obligations. As a result of this agreement, the U.S. government has agreed (i) to not take any action to delay or interfere with the combination and (ii) to release Grace, NMC and certain other parties from certain fraudulent conveyance and related claims arising from or related to the combination (or any transaction comprising a part thereof).

         See Note 7 to the consolidated financial statements in the 1995 Annual Report and "BUSINESS OF FRESENIUS MEDICAL CARE -- Regulatory and Legal Matters -- Legal and Regulatory Proceedings -- OIG Investigation" and " -- OIG Agreements" in the Company's Joint Proxy Statement-Prospectus dated August 2, 1996 for additional information.

         Discontinued Operations - Consolidated Statement of Operations

         The sales and revenues and results of the discontinued health care operations and the gain on the sale of the transgenic plant business of Grace's Agracetus subsidiary (discussed below) were as follows:

                                                                  Three Months Ended               Six Months Ended
                                                                       June 30,                        June 30,
                                                                ----------------------------    -----------------------
                                                                  1996          1995            1996             1995
                                                                 ------        ------           -----            -----
         Sales and revenues - health care                        $565.5        $523.5           $1,105.2       $1,015.3
                                                                 ======        ======           ========       ========
         Income from health care operations
            before income taxes                                  $ 38.9        $ 60.1           $   77.1       $  104.1
         Provision for income taxes                                17.5          26.4               33.7           45.8
                                                                 ------        ------           --------       --------
         Income from health care operations                      $ 21.4        $ 33.7           $   43.4       $   58.3
                                                                 ------        ------           --------       --------
         Gain on sale of business                                $129.0        $    -           $  129.0       $      -
         Provision for income taxes on
            sale of business                                       49.6             -               49.6              -
                                                                 ------        ------           --------       --------
         Net gain on sale of business                            $ 79.4        $    -           $   79.4       $      -
                                                                 ------        ------           --------       --------
         Income from discontinued operations                     $100.8        $ 33.7           $  122.8       $   58.3
                                                                 ======        ======           ========       ========

         The operating results of Grace's cocoa business and other discontinued operations have been charged against previously established reserves and are, therefore, not reflected in the above results.

         The net operating income of the health care business reflects an allocation of Grace's interest expense ($24.4 and $21.6 for the second quarters of 1996 and 1995, respectively,

                       W. R. Grace & Co. and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Dollars in millions, except per share amounts)


         and $51.2 and $41.7 for the six months ended June 30, 1996 and 1995, respectively) based on a ratio of the net assets of the health care business as compared to Grace's total capital. Taxes have been allocated to the health care business as if it were a stand-alone taxpayer; however, these allocations are not necessarily indicative of the taxes attributable to the health care business in the future. For the quarter and six months ended June 30, 1995, net operating income of the health care business also reflects an allocation of Grace's health care-related research expenses (Grace management initiated the phase-out of certain of its health care research programs in the third quarter of 1995).

         In May 1996, Grace completed the sale of the transgenic plant business of its Agracetus subsidiary to the Monsanto Company for $150.0 in cash, resulting in a pretax gain of $129.0, and an after-tax gain of $79.4 ($0.82 per common share), in discontinued operations.

         Discontinued Operations - Consolidated Balance Sheet

         The net assets, excluding intercompany assets, of Grace's discontinued operations included in the consolidated balance sheet at June 30, 1996, are as follows:

                                                                                                  Sub-        Health
                                                                      Cocoa        Other         Total         Care        Total
                                                                      -----        -----         ------      ---------    --------
         Current assets                                               $335.2       $ 4.7         $339.9      $   726.2    $1,066.1
         Properties and equipment, net                                 180.9        15.9          196.8          417.7       614.5
         Investments in and advances to
           affiliated companies                                          -          28.4           28.4            -          28.4
         Other assets                                                   57.4         -             57.4          981.5     1,038.9
                                                                      ------       -----         ------       --------    --------
             Total assets                                             $573.5       $49.0         $622.5       $2,125.4    $2,747.9
                                                                      ------       -----         ------       --------    --------
         Current liabilities                                          $237.2       $ 5.0         $242.2       $  476.0    $  718.2
         Other liabilities                                              79.2         4.2           83.4           77.8       161.2
                                                                      ------       -----         ------       --------    --------
             Total liabilities                                        $316.4       $ 9.2         $325.6       $  553.8    $  879.4
                                                                      ------       -----         ------       --------    --------
         Net assets                                                   $257.1       $39.8         $296.9(1)    $1,571.6(2)  $1,868.5
                                                                      ======       =====         ======       ========     ========

         (1) Classified as a current asset in the consolidated balance sheet.
         (2) Classified as a noncurrent asset in the consolidated balance sheet.

         Minority interest consists of a limited partnership interest in Grace Cocoa Associates, L.P. (LP). LP's assets consist of Grace Cocoa's worldwide cocoa and chocolate business, long-term notes and demand loans due from various Grace entities and guaranteed by the Company and its principal operating subsidiary, and cash. LP is a separate and distinct legal entity from each of the Grace entities and has separate assets, liabilities, business functions and operations. For financial reporting purposes, the assets, liabilities, results of operations and cash flows of LP are included in Grace's consolidated financial statements as components of discontinued operations and the outside investors' interest in LP is reflected as a minority interest. The intercompany notes held by LP are eliminated in preparing the consolidated financial statements and, therefore, have not been classified as pertaining to discontinued operations.

                       W. R. Grace & Co. and Subsidiaries
                   Notes to Consolidated Financial Statements
               (Dollars in millions, except per share amounts)


(E)      RESTRUCTURING COSTS

         As discussed in Note 5 to the consolidated financial statements in the 1995 Annual Report, Grace began implementing in 1995 a worldwide program focused on streamlining processes and reducing general and administrative expenses, factory administration costs and noncore corporate research and development expenses. As previously reported, Grace expects to implement additional cost reduction and efficiency improvements beyond those initiated in 1995, as its businesses further evaluate and reengineer their operations. In furtherance of that plan, in the second quarter of 1996, Grace recorded a pretax charge of $53.7 million ($32.4 million after-tax), principally related to restructuring the Company's European packaging operations. The charge primarily relates to employee termination benefits and lease termination costs.

(F )     OTHER


          Components of Grace's inventories were as follows:

                                                                     June 30,              December 31,
                                                                       1996                    1995
                                                                     --------              ------------
         Raw and packaging materials                                  $120.0                  $137.1
         In process                                                     79.5                    78.0
         Finished products                                             252.9                   325.2
                                                                      ------                  ------
                                                                      $452.4                  $540.3
         Less:  Adjustment of certain inventories
             to a last-in/first-out (LIFO) basis                       (50.0)                  (48.4)
                                                                      ------                  ------
              Total Inventories                                       $402.4                  $491.9
                                                                      ======                  ======

         Earnings per share are calculated on the basis of the following weighted average number of common shares outstanding:

                                                                         1996                   1995
                                                                      ----------             ----------
         Three Months Ended June 30:  . . . . . . . . . . . .         96,634,000             95,116,000

         Six Months Ended June 30:  . . . . . . . . . . . . .         97,259,000             94,629,000

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF
         OPERATIONS AND FINANCIAL CONDITION


         REVIEW OF OPERATIONS

                 Overview

         The second quarter of 1996 included an after-tax gain on the sales of businesses, primarily the water treatment and process chemicals business and the transgenic plant business, totaling $289.5 million ($455.4 million pretax), offset by an after-tax charge for restructuring costs of $32.4 million ($53.7 million pretax). The first quarter of 1995 included an after-tax charge of $12.5 million ($20.0 million pretax) relating to corporate governance matters. Excluding the above items, net income for the second quarter of 1996 would have decreased 2% as compared to the second quarter of 1995, and net income for the 1996 first half would have increased by 1% over the 1995 first half.

                 Operating Results

         The following table compares results for the specialty chemicals segment for the 1996 second quarter and first half to those for the comparable periods of 1995:


         W. R. Grace & Co. and Subsidiaries                     Three Months Ended               Six Months Ended
         Specialty Chemicals Operating Results                       June 30,                        June 30,
         -------------------------------------                -----------------------         -----------------------
         $ millions                                             1996            1995            1996           1995
         -------------------------------------                 ------          ------         --------       --------
         Sales and revenues                                    $948.9          $932.3         $1,834.9       $1,785.7
                                                               ======          ======         ========       ========

         Operating income before taxes (i)                     $102.1          $ 85.3         $  186.0       $  153.7
         Gain on sales of businesses                            326.4               -            326.4              -
         Restructuring costs                                    (53.7)              -            (53.7)             -
         Provision for corporate governance                         -               -                -          (20.0)
         Interest expense/financing costs (ii)                  (18.3)          (18.7)           (36.7)         (34.5)
         Other income/(expenses), net (ii)                        7.1            (1.8)             7.6           (3.0)
                                                               ------          ------         --------       --------
         Income from continuing operations
            before income taxes                                $363.6          $ 64.8         $  429.6       $   96.2
                                                               ======          ======         ========       ========

      (i) Reflects the allocation of general corporate overhead, general corporate research expenses and certain other income and expense items that can be identified with the specialty chemicals operations.
      (ii) Corporate interest and financing costs and nonallocable expenses are not reflected in the results of the specialty chemicals segment. Corporate interest and financing costs are not allocated to the specialty chemicals operating results because all significant financing decisions are centralized at the corporate level.

         Sales and revenues increased 2% and 3% in the second quarter and first half of 1996, respectively, as compared to the 1995 periods. The increase for the 1996 second quarter reflected a favorable volume variance estimated at 4%, and unfavorable price/product mix and currency translation variances estimated at 1% each, compared to 1995. The increase for the first half of 1996 reflected a favorable volume variance estimated at 3%, with price/product mix and currency translation variances being flat.

         Management's Discussion and Analysis of Results of
         Operations and Financial Condition (Continued)


         Comparison of Second Quarter 1996 to Second Quarter 1995

         Construction products, catalysts and other silica-based products, packaging and water treatment product lines experienced improved volumes, offset by a volume decline in container products.

         # PACKAGING - Volume increases were offset by unfavorable price/product mix variances, resulting in sales being flat for the 1996 quarter versus the 1995 quarter. Sales of bags declined, particularly in Europe and Asia Pacific, due to the considerable decrease in beef consumption caused by the outbreak of bovine spongiform encephalopathy (commonly referred to a "mad cow disease"). Sales of films were down, primarily in North America, due to pricing pressures. Laminate sales increased, primarily as a result of market share gains in Asia Pacific.

         # CATALYSTS AND OTHER SILICA-BASED PRODUCTS - Sales were higher in all regions. Market share gains in Asia Pacific and Europe increased sales for refinery catalysts, and North America polyolefin catalyst sales increased primarily due to an improved resin market.

         # CONSTRUCTION PRODUCTS - Volumes increased in all regions and in all products, especially concrete and waterproofing products in North America and Asia Pacific. These increases were due to housing starts and projects that had been delayed by severe weather in the first quarter of 1996 in North America and market share gains in Asia Pacific. Volume increases were partially offset by the effect of the 1995 divestment of the composite material business.

         # CONTAINER - The negative effects of currency exchange, coupled with volume declines, led to decreased sales of can sealing products in Asia Pacific and closure compounds in Europe, partially offset by volume increases of can coating products in Latin America as a result of continued market penetration.

         # WATER TREATMENT - Volume increases, caused by market share gains, resulted in higher paper industry process chemicals sales in Europe. Water treatment chemicals sales in Latin America increased, as management implemented various programs to improve price/product mix. As discussed in note (c) to the consolidated financial statements in this Report, Grace sold its water treatment and process chemicals business in June 1996.

         Operating income before taxes increased by 20% in the second quarter of 1996 as compared to the 1995 second quarter, as cost management programs continued to favorably impact results across all regions and product lines. In addition to the favorable effects of the cost management programs, operating income before taxes was affected by the factors discussed below.

         # NORTH AMERICA - Improved results in the second quarter of 1996 reflected improved operating margins resulting from the sales volume increases in construction products, offset by continued weakness in fluid cracking catalysts and resultant pricing pressures.

         Management's Discussion and Analysis of Results of
         Operations and Financial Condition (Continued)


         # EUROPE - Results improved versus the 1995 second quarter, primarily due to the volume increases in refinery catalysts, construction products and paper industry process chemicals.
              These favorable results were offset by lower results in packaging due to the volume decline in bags, discussed above.

         # ASIA PACIFIC - 1996 second quarter results declined versus the 1995 period, as the volume increases in construction products were offset by unfavorable results in can sealing products due to certain depressed economies and the shortage of products to be canned as a result of last year's floods in Southeast Asia, and in packaging due to the volume decline in bags, discussed above.

         # LATIN AMERICA - Results improved versus the 1995 second quarter, primarily due to the increased water treatment chemical sales and market share gains in coating products.

         For the first half of 1996, operating income increased 21% over the comparable period of 1995, primarily due to improved operating margins and the growth in catalysts and other silica-based products, construction products and water treatment, as discussed above.

                 Statement of Operations

         Other Income

         Other income includes interest income, dividends, royalties from licensing agreements and equity in earnings of affiliated companies. Included in other income in the second quarter and first half of 1996 was interest income of $7.5 million relating to the settlement of prior years' Federal income tax returns.

         Interest Expense and Related Financing Costs

         Excluding amounts allocated to discontinued operations (as discussed in Note (d) to the consolidated financial statements in this Report), interest expense and related financing costs of $18.3 million and $36.7 million in the second quarter and first half of 1996, respectively, decreased 2% and increased 6%, respectively, versus the comparable 1995 periods. Including amounts allocated to discontinued operations, interest expense and related financing costs increased 6% and 15% in the second quarter and first half of 1996, respectively, over the comparable 1995 periods, to $42.7 million and $87.9 million, respectively. The overall increase in interest expense and related financing costs is primarily due to higher average debt levels.

         See "Financial Condition: Liquidity and Capital Resources" below for information on borrowings

         Research and Development Expenses

         Research and development spending decreased 7% and 6% in the second quarter and first half of 1996, respectively, versus the 1995 periods, reflecting cost management programs. Research and development spending for 1996 has been directed to Grace's core packaging and specialty chemicals businesses.

         Management's Discussion and Analysis of Results of
         Operations and Financial Condition (Continued)


         Research and development spending is expensed as incurred. Research is carried out by product line laboratories in North America, Europe, Latin America and Asia Pacific and at a corporate research facility in the U.S. Corporate research spending is generally charged to the product lines, based upon the costs incurred on projects directly sponsored by the respective product lines.

         Restructuring Costs

         See note (e) to the consolidated financial statements in this Report for information relating to restructuring costs.

         Income Taxes

         The effective tax rates were 35.9% and 36.1%, respectively, for the second quarter and first half of 1996, compared with 30.6% and 29.4%, respectively, for the second quarter and first half of 1995. Excluding the items discussed under "Overview" above, Grace's effective tax rates would have been 39.1% for the second quarter of 1996 and 38.2% and 30.8% for the first half of 1996 and 1995, respectively.

         The low effective tax rates in the second quarter and first half of 1995 were primarily due to a lower overall foreign tax rate, as the result of a reassessment of the valuation allowance for certain deferred tax assets.

         Income from Discontinued Operations

         The following table compares the results for the health care business for the 1996 second quarter and first half to results for the comparable periods of 1995:


         W. R. Grace & Co. and Subsidiaries                     Three Months Ended              Six Months Ended
         Health Care Operating Results                               June 30,                        June 30,
         ----------------------------------                   ----------------------         ------------------------
         $ millions                                            1996            1995           1996           1995
         ----------------------------------                   ------          ------         --------       ---------
         Sales and revenues                                   $565.5          $523.5         $1,105.2       $1,015.3
                                                              ======          ======         ========       ========

         Operating income before taxes (i)                    $ 63.3          $ 81.7         $  128.3       $  145.8
                                                              ======          ======         ========       ========

      (i) The above operating results do not include interest expense allocated to the discontinued health care business of $24.4 and $21.6 for the second quarters of 1996 and 1995, respectively, and $51.2 and $41.7 for the first six months of 1996 and 1995, respectively.

         Sales and revenues for the second quarter and first half of 1996 increased by 8% and 9%, respectively, over the comparable periods of 1995. These improvements were due to 11% increases in kidney dialysis services revenues in both the second quarter and first half of 1996, and increases of 8% and 12% in the second quarter and first half of 1996, respectively, in medical products operations. The increases were largely due to the effect of acquisitions subsequent to the first half of 1995, partially offset by the decision, effective July 1, 1995, to discontinue recognizing incremental revenue relating to certain dual eligible end

         Management's Discussion and Analysis of Results of
         Operations and Financial Condition (Continued)


         stage renal disease patients; see the discussion below relating to the Omnibus Budget Reconciliation Act of 1993 (OBRA 93). The number of centers providing dialysis and related services increased 13%, from 623 at June 30, 1995 to 706 at June 30, 1996 (587 in North America, 66 in Europe, 37 in Latin America and 16 in Asia Pacific). The improvements in dialysis services and medical products operations were partially offset by a 5% decrease in both the second quarter and first half of 1996 in home health care revenues resulting from a decrease in infusion therapy revenues due to continued managed care pricing pressure.

         Operating income before taxes in the second quarter and first half of 1996 decreased by 23% and 12%, respectively, over the 1995 periods. The decreases were principally attributable to the effects of OBRA 93 (which reduced revenues without a commensurate decrease in costs) on kidney dialysis services results and a reduction in home health care operating income due to the decreased revenues discussed above and increased bad debt expense. Also negatively impacting operating income were costs incurred in connection with the OIG investigation, as discussed below and in note (d) to the consolidated financial statements in this Report. These decreases were offset by the increases in medical products operations due to the increased revenues discussed above.

         See below and note (d) to the consolidated financial statements in this Report for a discussion concerning certain items relating to NMC's operations and the possible material adverse effects of these items.

         Intradialytic Parenteral Nutrition (IDPN) Therapy

         Among its other services, NMC administers IDPN therapy to chronic dialysis patients who suffer from severe gastrointestinal malfunctions. Since late 1993, Medicare claims processors have sharply reduced the number of IDPN claims approved for payment as compared to prior periods. NMC believes that the reduction in IDPN claims currently being paid by Medicare represents an unauthorized policy coverage change. Accordingly, NMC, along with certain other IDPN providers, is pursuing various administrative and legal avenues, including administrative appeals and a declaratory judgment action, to address this problem.

         Although NMC contends that its IDPN claims are consistent with published Medicare coverage guidelines and ultimately will be approved for payment, there can be no assurance that the claims will be approved for payment. Such claims represent substantial accounts receivable of NMC, amounting to approximately $130.0 million and $93.0 million as of June 30, 1996 and December 31, 1995, respectively, and which have been increasing at the rate of approximately $6.0 million per month; however, see below for information regarding a new IDPN reimbursement policy. If NMC is unable to collect its IDPN accounts receivable or if IDPN and/or Medicare Parenteral and Enteral Nutrition
         (PEN) program coverage is reduced or eliminated, NMC's business, financial position and results of operations could be materially adversely affected.

         In April 1996, the Medicare claims processors published new medical review policies which restrict substantially the number of patients for whom IDPN would be reimbursed by Medicare. The new policies are final and effective for claims submitted on and after

         Management's Discussion and Analysis of Results of
         Operations and Financial Condition (Continued)


         July 1, 1996. NMC and other PEN providers continue to review whether and to what extent possible modifications to the new policies might be obtained in legislative, judicial or administrative forums.

         While the new policy permits continued coverage of IDPN and other PEN therapies, and while the potential impact of the new policy is subject to further analysis, NMC believes that the new policy will make it substantially more difficult to qualify patients for future coverage by, among other things, requiring certain patients to undergo onerous and/or invasive tests in order to qualify for coverage. The new policy also eliminates all reimbursement for infusion pumps. NMC, together with other interested parties, may seek to effect certain changes in the new policy (other than with respect to elimination of pumps revenues), and NMC has developed changes to its patient qualification procedures in order to comply with the policy. However, if NMC is unable to achieve meaningful change in the new policy, if physicians and patients fail to accept the new qualification procedures and/or if patients fail to qualify under such procedures, the policy could significantly reduce the number of patients eligible for Medicare coverage of IDPN and other PEN therapies, which would have a material adverse effect on NMC's financial position and results of operations.

         See Note 7 to the consolidated financial statements in the 1995 Annual Report and "BUSINESS OF FRESENIUS MEDICAL CARE -- Regulatory and
         Legal Matters -- Legal and Regulatory Proceedings -- IDPN" and "-- Reimbursement -- U.S. -- IDPN" in the Company's Joint Proxy Statement-Prospectus dated August 2, 1996 for additional information.

         OBRA 93

         NMC's business, financial position and results of operations could also be materially adversely affected by an adverse outcome in the pending litigation concerning the implementation of certain provisions of OBRA 93 relating to the coordination of benefits between Medicare and employer health plans in the case of certain dialysis patients. See Note 7 to the consolidated financial statements in the 1995 Annual Report and "BUSINESS OF FRESENIUS MEDICAL CARE -- Regulatory and
         Legal Matters -- Legal and Regulatory Proceedings -- OBRA 93" in the Company's Joint Proxy Statement-Prospectus dated August 2, 1996 for additional information.


         FINANCIAL CONDITION; LIQUIDITY AND CAPITAL RESOURCES

         During the first half of 1996, the net pretax cash provided by Grace's continuing operating activities was $111.9 million, versus $39.9 million in the first half of 1995. The increase was primarily due to improved operating results, partially offset by reduced net cash inflows resulting from settlements with certain insurance carriers for asbestos-related litigation, net of amounts paid for the defense and disposition of asbestos-related litigation (as discussed below), of $26.6 million in the first half of 1996 as compared to $96.2 million in the first half of 1995. After giving effect to the net pretax cash provided by operating activities of discontinued operations and payments of income taxes, the net cash provided by operating activities was $118.5 million in the first half of 1996 versus $23.3 million used in the first half of 1995.

         Management's Discussion and Analysis of Results of
         Operations and Financial Condition (Continued)


         Investing activities provided $379.7 million of cash in the first half of 1996, largely reflecting the net cash proceeds of $697.1 million from the divestments of businesses (excluding $101.6 million of promissory notes received on the sale of the water treatment and process chemicals business). This positive cash flow was partially offset by capital expenditures of $234.5 million (more than 70% of which relates to Grace's packaging and catalyst and other silica-based businesses). Also, investing activities of discontinued operations for the first half of 1996 used $97.6 million (compared to $46.3 million used in the first half of 1995), primarily reflecting the classification of the health care business as a discontinued operation in the 1995 second quarter. Management anticipates that capital expenditures for 1996 will not exceed the capital expenditures for 1995.

         Net cash used for financing activities in the first half of 1996 was $464.1 million, primarily reflecting the purchase of stock (as discussed below), reductions in debt and the payment of dividends, partially offset by proceeds from the exercise of employee stock options. Total debt was $1,866.7 million at June 30, 1996, reflecting a decrease of $67.1 million from December 31, 1995. Grace's total debt as a percentage of total capital (debt ratio) decreased from 61.1% at December 31, 1995 to 59.6% at June 30, 1996, primarily due to the decrease in debt. At June 30, 1996 and December 31, 1995, the net assets of the discontinued health care business included $188.1 million and $226.7 million of debt, respectively.

         During the first six months of 1996, Grace received $697.1 million of cash proceeds from divestments, principally from the sales of the water treatment and process chemicals business and the transgenic plant business, and it expects to receive approximately $2.3 billion (in the form of cash and/or the assumption of debt) from the expected distribution from NMC (as discussed in note (d) to the consolidated financial statements in this Report). Grace has applied the cash proceeds received to date, and expects to apply the cash proceeds generated from the NMC distribution and, to a lesser extent, funds generated by operations, to the reduction of borrowings, the repurchase of stock and investments in core businesses.

         See note (d) to the consolidated financial statements in this Report for information concerning an agreement reached with the U.S. government regarding the OIG investigation, and the commitment letter for approximately $2.5 billion of financing obtained by Grace on behalf of NMC.

         In May 1996, Grace Chemicals entered into a new credit agreement providing for total borrowings of $1.85 billion and terminated three previous agreements providing for total borrowings of $850 million. The new credit agreement is intended to provide liquidity to finance the repurchase of stock and potential acquisitions pending the receipt of the distribution from NMC. Borrowings under the new credit agreement are to be guaranteed by New Grace and the Company. Upon the completion of the disposition of NMC, the total borrowings available under the new credit agreement will be reduced to $650 million and the guarantee by the Company will terminate.

         The Company initiated its previously announced share repurchase program in April 1996. As of June 30, 1996, Grace had acquired 5,229,600 shares under this program at a cost of

         Management's Discussion and Analysis of Results of
         Operations and Financial Condition (Continued)


         approximately $398.2 million (or an average price of approximately $76.14 per share). In late July 1996, the Company temporarily suspended the repurchase program. Through late July 1996, Grace had purchased a total of 7,920,200 shares at a cost of approximately $583.3 million (or an average price of approximately $73.65 per share).

         In July 1996, Grace announced that it had completed the acquisition of Cypress Packaging, Inc. (Cypress), a manufacturer of flexible packaging. Cypress, with 1995 sales of more than $20.0 million, is a leading supplier of plastic packaging materials for the retail pre-cut produce market segment. The acquisition of Cypress is in lieu of the previously announced plan to construct a $50.0 million plant in Seneca, South Carolina to serve the fresh-cut produce market.

         Asbestos-Related Matters

         As reported in note (b) to the consolidated financial statements in this Report, Grace is a defendant in property damage and personal injury lawsuits relating to previously sold asbestos-containing products and is involved in related litigation with certain of its insurance carriers. In the first half of 1996, Grace received $26.6 million under settlements with certain insurance carriers, net of amounts paid for the defense and disposition of asbestos-related property damage and personal injury litigation. The balance sheet at June 30, 1996 includes a receivable due from insurance carriers, a portion of which is subject to litigation, of $241.2 million. Grace has also recorded notes receivable of $111.6 million ($102.5 million, net of discounts) for amounts to be received in 1996 to 2001 pursuant to settlement agreements with certain insurance carriers.

         Although the amounts to be paid in 1996 in respect of asbestos-related lawsuits and claims cannot be precisely estimated, Grace expects that it will be required to expend approximately $40.0 million (pretax) in 1996 to defend against and dispose of such lawsuits and claims (after giving effect to payments to be received from certain insurance carriers, as discussed above and in note (b) to the consolidated financial statements in this Report). As indicated therein, the amounts reflected in the consolidated financial statements with respect to the probable cost of defending against and disposing of asbestos-related lawsuits and claims and probable recoveries from insurance carriers represent estimates; neither the outcomes of such lawsuits and claims nor the outcomes of Grace's continuing litigations with certain of its insurance carriers can be predicted with certainty.

         Environmental Matters

         There were no significant developments relating to environmental liabilities in the first half of 1996.

         For additional information relating to environmental liabilities, see
         Note 12 to the consolidated financial statements in the 1995 Annual Report.

                          PART II - OTHER INFORMATION



Item 1.  Legal Proceedings.

  (a) The section captioned "BUSINESS OF GRACE CHEMICALS--Legal Proceedings and Regulatory Matters" on pages 20-27 of the Prospectus dated August 2, 1996 included in a Registration Statement on Form S-1 (Registration No. 333-09495) filed by Grace Holding, Inc., a subsidiary of the Company, and the section captioned "BUSINESS OF FRESENIUS MEDICAL CARE--Regulatory and Legal Matters--Legal and Regulatory Proceedings" (insofar as such section contains information relating to Grace and/or NMC) on pages 130-142 of the Joint Proxy Statement-Prospectus dated August 2, 1996 included in a Registration Statement on Form S-4 (Registration No. 333-09497) filed by the Company, are incorporated herein by reference.

  (b) Note (b) to the Consolidated Financial Statements in Part I of this Report is incorporated herein by reference.

Item 4.  Submission of Matters to a Vote of Security-Holders.

  The Company's 1996 Annual Meeting of Shareholders ("Annual Meeting") was held on May 10, 1996. At the Annual Meeting, the Company's shareholders (a) elected three Class I Directors for a term expiring in 1999 and one Class II Director for a term expiring in 1997; (b) ratified the selection of Price Waterhouse LLP as independent certified public accountants of the Company and its consolidated subsidiaries for 1996; (c) approved the Company's Long-Term Incentive Program;
(d) approved the

Company's Annual Incentive Compensation Program; and (e) defeated a shareholder proposal regarding nonemployee directors' retirement benefits.


The following sets forth the results of voting at the Annual Meeting:

                                                        VOTES
                           ---------------------------------------------------------
MATTER                     FOR          AGAINST*      ABSTENTIONS   BROKER NON-VOTES
- ------                     ---          -------       -----------   ----------------

Election of Directors*
- ---------------------
Class I
  A. J. Costello           77,650,539   7,517,194         -0-               -0-
  M. A. Fox                77,788,812   7,378,921         -0-               -0-
  T. A. Vanderslice        77,794,637   7,373,096         -0-               -0-

Class II
  C. L. Hampers            77,494,633   7,673,100         -0-               -0-

Selection of
 Independent
 Accountants               77,618,746   7,223,154       325,833             -0-

Approval of
 Long-Term
 Incentive Program         69,625,813  14,758,408       783,509             -0-

Approval of
 Annual Incentive
 Compensation
 Program                   77,305,760   7,081,791       778,580             -0-

Shareholder
 Proposal                  24,044,222  52,093,064     1,004,906             -0-

- ---------------------------

* With respect to the election of directors, the form of proxy permitted shareholders to check boxes indicating votes either "for" or "withheld"; votes relating to directors designated above as "against" are votes cast as "withheld".

Item 5.     Other Information.

            In July 1996, Grace completed the acquisition of Cypress Packaging, Inc. ("Cypress"), a manufacturer of flexible packaging located in Rochester, N.Y. Cypress, with 1995 sales of more than $20 million, is a leading supplier of plastic packaging materials for the retail pre-cut market segment.

Item 6.     Exhibits and Reports on Form 8-K.

      (a)   Exhibits.  The following are being filed as exhibits to this Report:

            --       364-Day Credit Agreement, dated as of May 17, 1996, among
                     W. R. Grace & Co.-Conn., W. R. Grace & Co., Grace Holding, Inc., the several banks parties thereto, NationsBank, N.A. (South), as documentation agent, and Chemical Bank, as administrative agent, for such banks (filed as Exhibit 4.4 to the Registration Statement on Form S-1 (Registration No. 333-09495) of Grace Holding, Inc. filed on August 2, 1996 ("S-1 Registration Statement") and incorporated herein by reference)

            -- Amended and Restated Credit Agreement, dated as of May 17, 1996, among W. R. Grace & Co.-Conn., W. R. Grace & Co., Grace Holding, Inc., the several banks parties thereto and Chemical Bank, as agent for such banks (filed as Exhibit
                     4.5 to the S-1 Registration Statement and incorporated herein by reference)

            -- Commitment letter for the Credit Agreement to be entered into by National Medical Care, Inc., the principal health care subsidiary of

                          W. R. Grace & Co., and certain lenders (filed as
                          Exhibit 4.7 to the S-1 Registration Statement and incorporated herein by reference)

                 --       Form of Long-Term Incentive Program Award (filed as
                          Exhibit 10.13 to the S-1 Registration Statement and incorporated herein by reference)

                 --       Form of Stock Option Agreement (filed as Exhibit
                          10.14 to the S-1 Registration Statement and incorporated herein by reference)

                 -- Form of Executive Severance Agreement between W. R. Grace & Co. and new officers (filed as Exhibit 10.23 to the S-1 Registration Statement and incorporated herein by reference)

                 -- Form of Executive Severance Agreement between W. R. Grace & Co. and others (filed as Exhibit 10.22 to the S-1 Registration Statement and incorporated herein by reference)

                 -- Letter Agreement dated June 14, 1996 between W. R. Grace & Co. and Constantine L. Hampers (filed as
                          Exhibit 10.35 to the S-1 Registration Statement and incorporated herein by reference)

                 --       Option Agreement between W. R. Grace & Co. and Albert
                          J. Costello, dated May 1, 1995 (filed as Exhibit
                          10.36 to the S-1 Registration Statement and incorporated herein by reference)

                 --       Option Agreement between W. R. Grace & Co. and Albert
                          J. Costello, dated March 6, 1996 (filed as Exhibit
                          10.37 to the S-1 Registration Statement and incorporated herein by reference)

                 -- Form of Indemnification Agreement between W. R. Grace & Co. and certain directors (filed as Exhibit 10.39 to the S-1 Registration Statement and incorporated herein by reference)

                 -- Guarantee Agreement among Fresenius Medical Care AG, the United States of America, W. R. Grace & Co., and National Medical Care, Inc. dated July 31, 1996 (filed as Exhibit 10.41 to the S-1 Registration Statement and incorporated herein by reference)

                 -- Guarantee Agreement between W. R. Grace & Co.-Conn. and the United States of America dated July 31, 1996 (filed as Exhibit 10.42 to the S-1 Registration Statement and incorporated herein by reference)

                 -- Letter Agreement among W. R. Grace & Co., W. R. Grace & Co.-Conn. and Fresenius Medical Care AG dated July 31, 1996 (filed as Exhibit 10.43 to the S-1 Registration Statement and incorporated herein by reference)

                 -- weighted average number of shares and earnings used in per share computations

                 -- computation of ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends

                 --       financial data schedule

                 -- Pro forma financial information for Grace Holding, Inc. for the six-month period ended June 30, 1996

                 -- Special-purpose, consolidated interim financial statements of the Company for the three-month and six-month periods ended June 30, 1996

                 -- "BUSINESS OF GRACE CHEMICALS--Legal Proceedings and Regulatory Matters" section of the Prospectus dated August 2, 1996 included in the S-1 Registration Statement

                 -- "BUSINESS OF FRESENIUS MEDICAL CARE--Regulatory and Legal Matters--Legal and Regulatory Proceedings" section of the Joint Proxy Statement-Prospectus dated August 2, 1996 included in a Registration Statement on Form S-4 (Registration No. 333-09497) filed by W.
                          R. Grace & Co. (insofar as such section contains information relating to Grace and/or NMC)

         (b) Reports on Form 8-K. The Company filed a Report on Form 8-K on April 15, 1996, relating to an agreement to sell the transgenic plant business of its Agracetus subsidiary to the Monsanto Company for $150 million. The Company filed a Report on Form 8-K on May 6, 1996, relating to the announcement of 1996 first quarter results. The Company filed a Report on Form 8-K on July 11, 1996, relating to the sale of the business and assets of its Dearborn water treatment and process chemicals business to Betz Laboratories, Inc. The Company also filed a Report on Form 8-K on August 9, 1996, relating to the announcement of 1996 second quarter results.

                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               W. R. GRACE & CO.
                                        -------------------------------
                                                  (Registrant)



Date: August 14, 1996                   By  /s/ Kathleen A. Browne
                                           ---------------------------
                                                Kathleen A. Browne
                                        Vice President and Controller
                                        (Principal Accounting Officer)

                                                                      EXHIBIT 11

                       W. R. GRACE & CO. AND SUBSIDIARIES
 WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATIONS
                                  (Unaudited)


The weighted average number of shares of Common Stock outstanding were as follows (in thousands):

                                                                  3 Mos. Ended                    6 Mos. Ended
                                                               6/30/96    -    6/30/95         6/30/96   -   6/30/95
                                                               -----------------------         ---------------------
Weighted average number of shares of Common
Stock outstanding . . . . . . . . . . . . . . . . .             96,634        95,116            97,259       94,629

Additional dilutive effect of outstanding options
(as determined by the application of the treasury
stock method) . . . . . . . . . . . . . . . . . . .              1,878         2,486             2,022        2,486
                                                                ------        ------            ------       ------

Weighted average number of shares of Common
Stock outstanding assuming full dilution  . . . . .             98,512        97,602            99,281       97,115
                                                                ======        ======            ======       ======



Income used in the computation of earnings per share were as follows (in millions except per share):

                                                                  3 Mos. Ended                    6 Mos. Ended
                                                               6/30/96    -   6/30/95          6/30/96   -   6/30/95
                                                               ----------------------          ---------------------
Net income  . . . . . . . . . . . . . . . . . . . .             $333.9         $78.7            $397.5       $126.2

Dividends paid on preferred stocks  . . . . . . . .                (.2)          (.2)              (.3)         (.3)
                                                                ------         -----            ------       ------

Income used in per share computation of
   earnings and in per share computation of
earnings assuming full dilution . . . . . . . . . .             $333.7         $78.5            $397.2       $125.9
                                                                ======         =====            ======       ======

Earnings per share  . . . . . . . . . . . . . . . .             $ 3.45         $ .83            $ 4.09       $ 1.33

Earnings per share assuming full dilution . . . . .             $ 3.39         $ .80            $ 4.00       $ 1.30

                                                                      EXHIBIT 12

                       W. R. GRACE & CO. AND SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (in millions except ratios)
                                  (Unaudited)

                                                                                                           Six Months Ended
                                                              Years Ended December 31,                         June 30,
                                                 ----------------------------------------------------     -----------------
                                                 1995 (b)    1994 (c)    1993 (d)    1992 (e)    1991     1996 (f)    1995(g)
                                                 -------     -------     -------     -------     ----     --------    -------
Net (loss)/income from continuing operations     $(196.6)     $(41.4)     $ 19.1       $ 1.4   $157.4      $274.7    $ 67.9

   Add/(deduct):
   (Benefit from)/provision for income taxes      (115.8)      (46.6)       10.1        79.9     99.1       154.9      28.3


   Income taxes of 50%-owned companies  . . . .       -           -           .1         2.1      1.5           -         -

   Equity in unremitted losses/(earnings)
     of less than 50%-owned companies   . . . .       .8         (.6)        (.5)       (2.0)    ( .9)         .5       (.9)

   Interest expense and related financing
     costs, including amortization  of
     capitalized interest . . . . . . . . . . .    179.8       138.5       122.7       162.7    209.6        93.1      83.7

 Estimated amount of rental expense
     deemed to represent the interest factor         8.5        10.1        11.3        14.0     12.7         5.6       7.1
                                                 -------      ------      ------      ------   ------      ------    ------

(Loss)/income as adjusted . . . . . . . . . .    $(123.3)     $ 60.0      $162.8      $258.1   $479.4      $528.8    $186.1
                                                 =======      ======      ======      ======   ======      ======    ======

Combined fixed charges and preferred stock
  dividends:  Interest expense and related
  financing costs, including capitalized
  interest. . . . . . .                           $195.5      $143.2      $122.8      $176.3   $224.5      $104.2     $90.3


   Estimated amount of rental expense
     deemed to represent the interest factor         8.5        10.1        11.3        14.0     12.7         5.6       7.1
                                                  ------      ------      ------      ------   ------       -----     -----

Fixed charges . . . . . . . . . . . . . . . .      204.0       153.3       134.1       190.3    237.2       109.8      97.4

Preferred stock dividend requirements (a) . .         .5          .5          .8          .8       .9          .4        .4
                                                  ------      ------      ------      ------   ------      ------     -----

Combined fixed charges and preferred
   stock dividends  . . . . . . . . . . . . .     $204.5      $153.8      $134.9      $191.1   $238.1      $110.2     $97.8
                                                  ======      ======      ======      ======   ======      ======     =====

Ratio of earnings to fixed charges  . . . . .      (h)         (h)          1.21        1.36     2.02        4.82      1.91
                                                  ======      ======      ======      ======   ======      ======     =====

Ratio of earnings to combined fixed charges
   and preferred stock dividends  . . . . . .      (h)         (h)          1.21        1.35     2.01        4.80      1.90
                                                 =======      ======      ======      ======   ======      ======     =====

     (a) For each period with an income tax provision, the preferred stock dividend requirements are increased to include the pretax earnings required to cover such requirements based on Grace's effective tax rate for that period.
     (b) Includes pretax provisions of $275.0 for asbestos-related liabilities and insurance coverage; $220.0 relating to restructuring costs, asset impairments and other activities; $77.0 for environmental liabilities at former manufacturing sites; and $30.0 for corporate governance activities.
     (c) Includes a pretax provision of $316.0 relating to asbestos-related liabilities and insurance coverage.
     (d) Includes a pretax provision of $159.0 relating to asbestos-related liabilities and insurance coverage.
     (e) Includes a pretax provision of $140.0 relating to a fumed silica plant in Belgium.
     (f) Includes a pretax gain of $326.4 on the sales of businesses, principally the water treatment and process chemicals business; and a pretax provision of $53.7 relating to restructuring costs.
     (g) Includes a pretax provision of $20.0 for corporate governance activities.
     (h) As a result of the losses incurred for the years ended December 31, 1995 and 1994, Grace was unable to fully cover the indicated fixed charges.

                                                                    EXHIBIT 99.1



    On August 2, 1996, New Grace filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-09495), including a Prospectus dated August 2, 1996 ("Prospectus") that was sent to the Company's shareholders in connection with a Special Meeting of Shareholders to be held on September 16, 1996. The Prospectus contained unaudited pro forma financial information for New Grace ("Pro Forma Information"). The following unaudited pro forma financial information is being provided to update the Pro Forma Information contained in the Prospectus, and should be read in conjunction with the Consolidated Financial Statements and the First Quarter Financial Statements (each as defined in the Prospectus), as well as the consolidated financial statements and the notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 ("Second Quarter Financial Statements"). The following unaudited pro forma financial information does not necessarily indicate the financial position and results of operations that would actually have occurred if New Grace were a stand-alone entity on the dates and for the periods indicated. Undefined terms used in the following unaudited pro forma financial information have the meanings given those terms in the Prospectus.

                        PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

    The unaudited pro forma condensed consolidated balance sheet of New Grace has been derived from the historical consolidated balance sheet of Grace New York, adjusted for the disposition of NMC and for certain costs and expenses to be incurred in connection with the Reorganization. The pro forma condensed consolidated balance sheet has been prepared on the assumption that the Reorganization occurred on June 30, 1996.

                                                          GRACE NEW YORK       PRO FORMA ADJUSTMENTS       NEW GRACE
                                                                           ---------------------------
                                                            HISTORICAL          DEBIT       CREDIT         PRO FORMA
                                                        ----------------     ----------   -----------    -------------
                                                                              (DOLLARS IN MILLIONS)
ASSETS
  Current Assets
    Cash and cash equivalents   . . . . . . . . . .     $    73.7          $2,259.1 (a)   $1,199.1 (b)
                                                                                              60.0 (a)    $ 1,073.7
    Notes and accounts receivable, net  . . . . . .         712.5             101.5 (b)                       814.0
    Other current assets  . . . . . . . . . . . . .         918.7                                             918.7
                                                        ---------                                         ---------
      Total Current Assets  . . . . . . . . . . . .       1,704.9                                           2,806.4
  Properties and equipment, net   . . . . . . . . .       1,771.8                                           1,771.8
  Net assets of discontinued operations - health care     1,571.6             361.3 (b)    1,872.0 (c)         60.9
  Other assets  . . . . . . . . . . . . . . . . . .       1,257.5                                           1,257.5
                                                        ---------                                         ---------
      Total Assets  . . . . . . . . . . . . . . . .     $ 6,305.8                                         $ 5,896.6
                                                        =========                                         =========

LIABILITIES AND SHAREHOLDERS'  EQUITY
  Current Liabilities
    Short-term debt   . . . . . . . . . . . . . . .     $   603.9             566.2 (b)                   $    37.7
    Other current liabilities   . . . . . . . . . .       1,697.2                                           1,697.2
                                                        ---------                                         ---------
      Total Current Liabilities   . . . . . . . . .       2,301.1                                           1,734.9
  Long-term debt  . . . . . . . . . . . . . . . . .       1,262.8             170.1 (b)                     1,092.7
  Other liabilities   . . . . . . . . . . . . . . .         816.8                                             816.8
  Noncurrent liability for asbestos-related litigation      659.1                                             659.1
                                                        ---------                                         ---------
      Total Liabilities   . . . . . . . . . . . . .       5,039.8                                           4,303.5
                                                        ---------                                         ---------

Commitments and Contingencies

  Shareholders' Equity
    Preferred stocks  . . . . . . . . . . . . . . .           7.4               7.4 (e)                          --
    Common stock  . . . . . . . . . . . . . . . . .          98.7              97.7 (d)                         1.0
    Paid in capital   . . . . . . . . . . . . . . .         513.4             297.4 (d)                       216.0
    Retained earnings   . . . . . . . . . . . . . .       1,082.0              60.0 (a)    2,259.1 (a)
                                                                           1,872.0  (c)        7.4 (e)      1,416.5
    Cumulative translation adjustments  . . . . . .         (40.4)                                            (40.4)
    Treasury stock, at cost   . . . . . . . . . . .        (395.1)                           395.1 (d)           --
                                                        ---------                                         ---------
      Total Shareholders' Equity  . . . . . . . . .       1,266.0                                           1,593.1
                                                        ---------                                         ---------
      Total Liabilities and Shareholders' Equity  .     $ 6,305.8                                         $ 5,896.6
                                                        =========                                         =========

    THE NOTES TO THIS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL INFORMATION PRESENTED.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

    The unaudited pro forma condensed consolidated statement of operations of New Grace has been derived from the historical consolidated statement of operations of Grace New York, adjusted to reflect the reduction in interest expense expected to result from the Reorganization. The pro forma condensed consolidated statement of operations has been prepared on the assumption that the Reorganization occurred on January 1, 1995.

                                                                                   YEAR ENDED DECEMBER 31, 1995
                                                                     -------------------------------------------------------
                                                                        GRACE                PRO FORMA                NEW
                                                                       NEW YORK             ADJUSTMENTS              GRACE
                                                                                          ----------------
                                                                     HISTORICAL            DEBIT   CREDIT         PRO FORMA
                                                                     ------------------    -----   ------       --------------
                                                                         (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales and revenues  . . . . . . . . . . . . . . . . . . . . . .        $3,665.5                                   $ 3,665.5
Other income  . . . . . . . . . . . . . . . . . . . . . . . . .            41.9                                        41.9
                                                                       --------                                   ---------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . .         3,707.4                                     3,707.4
                                                                       --------                                   ---------

Cost of goods sold and operating expenses . . . . . . . . . . .         2,243.7                                     2,243.7
Selling, general and administrative expenses  . . . . . . . . .           905.6                                       905.6
Depreciation and amortization . . . . . . . . . . . . . . . . .           186.3                                       186.3
Interest expense and related financing costs  . . . . . . . . .            71.3                    $0.7 (f)            70.6
Research and development expenses . . . . . . . . . . . . . . .           120.6                                       120.6
Corporate expenses previously allocated to health care operations          37.8                                        37.8
Restructuring costs and asset impairments . . . . . . . . . . .           179.5                                       179.5
Provision relating to asbestos-related liabilities and insurance
    coverage  . . . . . . . . . . . . . . . . . . . . . . .               275.0                                       275.0
                                                                       --------                                   ---------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . .         4,019.8                                     4,019.1
                                                                       --------                                   ---------

Loss from continuing operations before income taxes . . . . . .          (312.4)                                     (311.7)
Benefit from income taxes . . . . . . . . . . . . . . . . . . .          (115.8)           $0.3 (f)                  (115.5)
                                                                       --------                                   ---------

Loss from continuing operations   . . . . . . . . . . . . . . .        $ (196.6)                                  $  (196.2)
                                                                       ========                                   =========

Loss per share:
    Continuing operations   . . . . . . . . . . . . . . . . . .        $  (2.05)                                  $   (2.05)
Fully diluted loss per share:
    Continuing operations   . . . . . . . . . . . . . . . . . .        $     -- (1)                                  $    -- (1)

Weighted average shares of Common Stock outstanding (in thousands)       95,822                                      95,822
- ------------

(1)  Not presented as the effect is anti-dilutive.

                                                                              SIX MONTHS ENDED JUNE 30, 1996
                                                                     -------------------------------------------
                                                                        GRACE           PRO FORMA           NEW
                                                                       NEW YORK        ADJUSTMENTS         GRACE
                                                                                     ----------------
                                                                     HISTORICAL     DEBIT   CREDIT     PRO FORMA
                                                                     ------------   -----   ------   ------------
                                                                     (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Sales and revenues  . . . . . . . . . . . . . . . . . . . . . .      $1,834.9                           $1,834.9
Other income  . . . . . . . . . . . . . . . . . . . . . . . . .          17.9                               17.9
                                                                     --------                           --------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . .       1,852.8                            1,852.8
                                                                     --------                           --------

Cost of goods sold and operating expenses . . . . . . . . . . .       1,103.8                            1,103.8
Selling, general and administrative expenses  . . . . . . . . .         405.7                              405.7
Depreciation and amortization . . . . . . . . . . . . . . . . .          91.9                               91.9
Interest expense and related financing costs  . . . . . . . . .          36.7       $8.9 (f)                45.6
Research and development expenses . . . . . . . . . . . . . . .          57.8                               57.8
Restructuring costs . . . . . . . . . . . . . . . . . . . . . .          53.7                               53.7
Gain on sales of businesses . . . . . . . . . . . . . . . . . .        (326.4)                            (326.4)
                                                                     ---------                          --------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . .       1,423.2                            1,432.1
                                                                     ---------                          --------

Income from continuing operations before income taxes . . . . .         429.6                              420.7
Provision for income taxes  . . . . . . . . . . . . . . . . . .         154.9               $3.6 (f)       151.3
                                                                     --------                           --------

Income from continuing operations   . . . . . . . . . . . . . .      $  274.7                           $  269.4
                                                                     ========                           ========

Earnings per share:
    Continuing operations   . . . . . . . . . . . . . . . . . .      $   2.82                           $   2.77
Fully diluted earnings per share:
    Continuing operations   . . . . . . . . . . . . . . . . . .      $   2.76                           $   2.71

Weighted average shares of Common Stock outstanding (in thousands)     97,259                             97,259

    THE NOTES TO THIS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL INFORMATION PRESENTED.

     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND
                            STATEMENT OF OPERATIONS
                   (DOLLARS IN MILLIONS, EXCEPT PAR VALUE)

(a) The Reorganization Agreement provides that, prior to the Reorganization, NMC will borrow and/or will assume debt of Grace Chemicals in an aggregate amount of approximately $2,263 (as adjusted pursuant to the Reorganization Agreement), and will distribute the net cash proceeds to Grace Chemicals; it is currently estimated that such aggregate amount will be approximately $2,259.1. A portion of such net cash proceeds will be applied to further reduce Grace Chemicals' debt, resulting in an aggregate reduction of $1,199.1 in Grace Chemicals' debt (see note (b) below). In addition, Grace will incur expenses totaling approximately $60.0 (net of applicable tax benefit) in connection with the Reorganization. The remaining net cash proceeds received from NMC (estimated at $1,000.0) are expected to be used to (i) purchase shares of New Grace Common Stock (which would result in a decrease in current assets and a commensurate decrease in shareholders' equity); (ii) invest in core businesses; and (iii) further reduce Grace Chemicals' debt.

(b) As discussed in note (a) above, the assumption of Grace Chemicals' debt by NMC and the application of a portion of the net cash proceeds distributed to Grace Chemicals by NMC to the reduction of Grace Chemicals' debt is expected to result in an aggregate reduction of $1,199.1 in Grace Chemicals' debt, consisting of (i) $179.8 of borrowings under NMC receivables financing arrangements; (ii) $181.5 of other NMC debt; (iii) $566.2 of short-term debt (consisting of $336.0 of commercial paper and bank borrowings and $230.2 of other short-term borrowings); (iv) $170.1 of commercial paper classified as long-term debt; and (v) $101.5 of borrowings under Grace Chemicals receivables financing arrangements.

(c) Reflects the disposition of NMC's net assets of $1,872.0. Subsequent to the disposition of NMC, New Grace will retain as discontinued operations certain health care assets, primarily a bioseparation sciences business, a health care services company and other assets (including NMC's cash and marketable securities). The resulting gain of $387.1 (reflecting net cash proceeds of $2,259.1, as described in note (a) above, less the disposition of NMC's net assets of $1,872.0) is not reflected in the pro forma condensed consolidated statement of operations.

(d) As part of the Reorganization, Grace New York will distribute, on a one-share-for-one-share basis, all of the issued and outstanding New Grace Common Stock (which has a par value of $.01 per share) to the holders of shares of Grace New York Common Stock (which has a par value of $1.00 per share) at the Time of Distribution. The treasury stock held by Grace New York at the Time of Distribution will not be transferred to New Grace and is therefore eliminated in the pro forma adjustments. As a result of the retirement of the treasury stock and the difference in the par values, (i) the $395.1 of treasury stock will be eliminated, (ii) Common stock will decrease by $97.7 and (iii) paid in capital will decrease by $297.4.

(e) The currently issued and outstanding shares of Grace New York Preferred Stock will remain issued and outstanding following the Reorganization and the Distribution, and no New Grace preferred stock will be issued. The resulting reduction in outstanding Preferred stock is presented as an increase in retained earnings within the shareholders' equity section of the pro forma balance sheet.

(f) Grace Chemicals has allocated interest expense to discontinued operations (including NMC), based on the ratio of the net assets of the businesses classified as discontinued operations as compared to Grace Chemicals' total capital. Excluding amounts allocated to discontinued operations, interest expense and related financing costs were $71.3 for the year ended December 31, 1995 and $36.7 for the six months ended June 30, 1996. For the year ended December 31, 1995, the assumed reduction in debt as of January 1, 1995 would have the pro forma effect of reducing total interest expense and related financing costs by $94.2 (of which $0.7 was attributable to continuing operations and $93.5 was attributable to discontinued operations). For the six months ended June 30, 1996, the assumed reduction in debt as of January 1, 1995 would have the pro forma effect of reducing total interest expense and related financing costs by $42.3 (increasing interest expense and related financing costs attributable to continuing operations by $8.9 and reducing interest expense and related financing costs attributable to discontinued operations by $51.2).

       The above adjustments to interest expense and related financing costs would have the pro forma effect of increasing tax expense by $0.3 for the year ended December 31, 1995 and reducing tax expense by $3.6 for the six-month period ended June 30, 1996. The tax effects were calculated using an effective tax rate of approximately 40%, which represents the U.S. federal corporate tax rate of 35%, plus state and local income taxes, net of U.S. federal income tax benefit.
                               ________________

    For accounting purposes, Grace Chemicals will receive the Distribution Payment and will be deemed to receive a 44.8% common equity interest in FMC and to immediately distribute such interest to the holders of Grace New York Common Stock; however, the receipt and distribution of the interest in FMC Ordinary Shares are not reflected in the pro forma condensed consolidated balance sheet and statement of operations.

                                 CAPITALIZATION

         The following table sets forth the capitalization of Grace New York and the pro forma capitalization of New Grace at June 30, 1996, giving effect to the Reorganization and related transactions described in the notes to the unaudited pro forma condensed consolidated balance sheet and statement of operations. This table should be read in conjunction with such notes, the Consolidated Financial Statements and the Second Quarter Financial Statements.

                                                                                                     JUNE 30, 1996
                                                                                        ----------------------------------------
                                                                                         GRACE NEW YORK              NEW GRACE
                                                                                           HISTORICAL                PRO FORMA
                                                                                        -----------------          -------------
                                                                                         (DOLLARS IN MILLIONS, EXCEPT PAR VALUE)
Debt, including short-term debt (a) . . . . . . . . . . . . . . . . . . . . . . . .        $1,866.7                   $1,130.4
                                                                                           --------                   --------
Shareholders' equity:
     Grace New York Common Stock:
          Common stock, $1.00 par value; 300,000,000 shares authorized;
               98,740,000 issued; 93,550,000 outstanding  . . . . . . . . . . . . .        $   98.7                       --

     New Grace Common Stock:
          Common stock, $.01 par value; 300,000,000 shares authorized;
               93,550,000 outstanding . . . . . . . . . . . . . . . . . . . . . . .            --                     $    1.0

     Grace New York Preferred Stock:
          6% Preferred Stock, Cumulative, $100 par value; 40,000 shares authorized;
               36,460 outstanding . . . . . . . . . . . . . . . . . . . . . . . . .             3.6                       --
          Class A Preferred Stock, 8% Cumulative, $100 par value; 50,000 shares authorized;
            16,256 outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . .             1.6                       --
          Class B Preferred Stock, 8% Noncumulative, $100 par value; 40,000 shares
            authorized; 21,577 outstanding  . . . . . . . . . . . . . . . . . . . .             2.2                       --

     Paid in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           513.4                      216.0
     Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,082.0                    1,416.5
     Cumulative translation adjustments . . . . . . . . . . . . . . . . . . . . . .           (40.4)                     (40.4)
     Treasury stock, at cost  . . . . . . . . . . . . . . . . . . . . . . . . . . .          (395.1)                      --
                                                                                           --------                   --------
          Total shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . .         1,266.0                    1,593.1
                                                                                           --------                   --------
          Total capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . .        $3,132.7                   $2,723.5
                                                                                           ========                   ========

- ----------------------

(a) In addition to the retirement of debt reflected above, it is also expected that $101.5 of borrowings under Grace Chemicals receivables financing arrangement, $179.8 of borrowings under NMC receivables financing arrangements and $181.5 of other NMC debt will be retired. These amounts are classified within Notes and accounts receivable, net and Net assets of discontinued operations - health care, respectively, in the Grace New York historical balance sheet at June 30, 1996.

                                                                    EXHIBIT 99.2



On August 2, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (Registration No. 333-09497), including a Joint Proxy Statement-Prospectus dated August 2, 1996 ("Joint
Proxy Statement-Prospectus") that was sent to the Company's shareholders in connection with a Special Meeting of Shareholders to be held on September 16, 1996. The Joint Proxy Statement-Prospectus included special-purpose financial information of the Company ("Special-Purpose Information"). The following unaudited financial information is being provided to update the Special-Purpose Information contained in the Joint Proxy Statement-Prospectus, and should be read in conjunction with the Special-Purpose, Consolidated Financial Statements of the Company in the Joint Proxy Statement-Prospectus, as well as the Second Quarter Financial Statements. The following unaudited special-purpose financial information does not necessarily indicate the financial position and results of operations that would have occurred if the NMC Business (as defined in the Joint Proxy Statement-Prospectus) were a stand-alone entity on the dates and for the periods indicated. Undefined terms used in the following unaudited special-purpose financial information have the meanings given those terms in the Joint Proxy Statement-Prospectus.

                               W. R. GRACE & CO.

          SPECIAL-PURPOSE, CONSOLIDATED INTERIM STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                     THREE MONTHS ENDED

                                                                                          JUNE 30,
                                                                                ----------------------------
                                                                                  1996                1995
                                                                                --------            --------
NET REVENUES
 Health care services   . . . . . . . . . . . . . . . . . . . . . . . .         $511,236            $471,825
 Medical supplies   . . . . . . . . . . . . . . . . . . . . . . . . . .           40,883              36,720
                                                                                --------            --------
                                                                                 552,119             508,545
                                                                                --------            --------

EXPENSES
 Cost of health care services   . . . . . . . . . . . . . . . . . . . .          295,456             260,978
 Cost of medical supplies   . . . . . . . . . . . . . . . . . . . . . .           27,397              26,192
 General and administrative expenses  . . . . . . . . . . . . . . . . .          103,691              90,306
 Provision for doubtful accounts  . . . . . . . . . . . . . . . . . . .           21,442              19,742
 Depreciation and amortization  . . . . . . . . . . . . . . . . . . . .           31,533              26,480
 Research and development   . . . . . . . . . . . . . . . . . . . . . .              622                 597
 Allocation of Grace Chemicals expenses   . . . . . . . . . . . . . . .            1,769              10,101
 Interest expense, net, and related financing costs   . . . . . . . . .            7,459               5,791
                                                                                --------            --------
    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          489,369             440,187
                                                                                --------            --------

EARNINGS BEFORE INCOME TAXES  . . . . . . . . . . . . . . . . . . . . .           62,750              68,358
PROVISION FOR INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . .           28,832              31,253
                                                                                --------            --------
NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 33,918            $ 37,105
                                                                                ========            ========

Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . . . .         $   0.35            $   0.39


   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                                W. R. GRACE & CO.

          SPECIAL-PURPOSE, CONSOLIDATED INTERIM STATEMENTS OF EARNINGS
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                   SIX MONTHS ENDED
                                                                                       JUNE 30,
                                                                               --------------------------
                                                                                 1996              1995
                                                                             -----------        -----------
NET REVENUES
 Health care services   . . . . . . . . . . . . . . . . . . . . . . . .      $  999,607         $  916,305
 Medical supplies   . . . . . . . . . . . . . . . . . . . . . . . . . .          80,803             70,298
                                                                             ----------         ----------
                                                                              1,080,410           986,603
                                                                             ----------         ----------

EXPENSES
 Cost of health care services   . . . . . . . . . . . . . . . . . . . .         582,987            512,766
 Cost of medical supplies   . . . . . . . . . . . . . . . . . . . . . .          55,299             51,005
 General and administrative expenses  . . . . . . . . . . . . . . . . .         205,138            182,557
 Provision for doubtful accounts  . . . . . . . . . . . . . . . . . . .          42,928             39,141
 Depreciation and amortization  . . . . . . . . . . . . . . . . . . . .          62,161             52,395
 Research and development   . . . . . . . . . . . . . . . . . . . . . .           1,308              1,368
 Allocation of Grace Chemicals expenses   . . . . . . . . . . . . . . .           3,786             19,649
 Interest expense, net, and related financing costs   . . . . . . . . .          14,463             11,541
                                                                             ----------         ----------
                                                                                968,070            870,422
                                                                             ----------         ----------

EARNINGS BEFORE INCOME TAXES  . . . . . . . . . . . . . . . . . . . . .         112,340            116,181
PROVISION FOR INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . .          51,977             53,060
                                                                             ----------         ----------
NET EARNINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   60,363         $   63,121
                                                                             ==========         ==========

Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . . . .      $     0.62         $     0.66


   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                               W. R.  GRACE & CO.

              SPECIAL-PURPOSE, CONSOLIDATED INTERIM BALANCE SHEET
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                      JUNE 30,      DECEMBER 31,
                                                                                        1996             1995
                                                                                    -----------     ------------
ASSETS
Current Assets:
 Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . .      $   40,039       $   33,530
 Accounts receivable, less allowances of $124,309 and $119,914  . . . . . . . .         437,079          406,682
 Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          73,485           72,491
 Deferred income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92,812           81,192
 Other current assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          65,345           51,835
                                                                                     ----------       ----------
    Total Current Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .         708,760          645,730
                                                                                     ----------       ----------
Properties and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .         396,828          377,328
                                                                                     ----------       ----------
Other Assets:
 Excess of cost over the fair value of net assets acquired and other intangible assets, net of accumulated amortization of $273,778
    and $247,644  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         949,732          954,811
 Other assets and deferred charges  . . . . . . . . . . . . . . . . . . . . . .          19,201           20,275
                                                                                     ----------       ----------
    Total Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         968,933          975,086
                                                                                     ----------       ----------
Total Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $2,074,521       $1,998,144
                                                                                     ==========       ==========

LIABILITIES AND EQUITY
Current Liabilities:
  Current portion of long-term debt and capitalized lease obligations   . . . .      $  155,222       $  183,488
  Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          99,332          104,586
  Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         210,980          220,771
  Accrued income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13,194           12,555
                                                                                     ----------       ----------
    Total Current Liabilities   . . . . . . . . . . . . . . . . . . . . . . . .         478,728          521,400
Long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          21,577           27,903
Capitalized lease obligations . . . . . . . . . . . . . . . . . . . . . . . . .           4,743            7,516
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64,778           48,109
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22,286           30,441
                                                                                     ----------       ----------
    Total Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         592,112          635,369
                                                                                     ----------       ----------
Commitments and Contingencies (Note 3)  . . . . . . . . . . . . . . . . . . . .
  Equity:
    Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,487,525        1,365,901
    Cumulative translation adjustment . . . . . . . . . . . . . . . . . . . . .          (5,116)          (3,126)
                                                                                     ----------       ----------
    Total Equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,482,409        1,362,775
                                                                                     ----------       ----------
Total Liabilities and Equity  . . . . . . . . . . . . . . . . . . . . . . . . .      $2,074,521       $1,998,144
                                                                                     ==========       ==========

   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                               W. R.  GRACE & CO.

         SPECIAL-PURPOSE, CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                                    SIX MONTHS ENDED
                                                                                         JUNE 30,
                                                                                   -------------------
                                                                                1996                1995
                                                                                ----                ----
Cash Flows Provided by Operating Activities:
  Net earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 60,363            $  63,121
  Adjustments to reconcile net earnings to net cash provided by
  Operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . . . . . . . .      62,161               52,395
    Provision for doubtful accounts . . . . . . . . . . . . . . . . . . . .      42,928               39,141
    Provision for deferred income taxes . . . . . . . . . . . . . . . . . .      (4,283)              (6,367)
    Loss on disposal of properties and equipment  . . . . . . . . . . . . .       3,194                1,598
Changes in operating assets and liabilities, net of effects of purchase acquisitions and foreign exchange:
    Increase in accounts receivable . . . . . . . . . . . . . . . . . . . .     (71,578)             (57,017)
    Increase in inventories . . . . . . . . . . . . . . . . . . . . . . . .        (778)              (3,257)
    Increase in other current assets  . . . . . . . . . . . . . . . . . . .     (13,440)             (12,319)
    Decrease in accounts payable  . . . . . . . . . . . . . . . . . . . . .      (5,403)             (13,547)
    Increase in accrued income taxes  . . . . . . . . . . . . . . . . . . .       9,971               26,718
    Decrease in accrued liabilities . . . . . . . . . . . . . . . . . . . .     (10,809)             (16,743)
    (Decrease)/increase in other long-term liabilities  . . . . . . . . . .      (8,155)               4,088
    Increase in other assets and deferred charges   . . . . . . . . . . . .        (106)              (2,842)
    Other, net  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (225)              (5,413)
                                                                               --------             --------
  Net cash provided by operating activities . . . . . . . . . . . . . . . .      63,840               69,556
                                                                               --------             --------
Cash Flows from Investing Activities:
    Capital expenditures  . . . . . . . . . . . . . . . . . . . . . . . . .     (58,545)             (46,881)
    Payments for acquisitions, net of cash acquired . . . . . . . . . . . .     (26,190)             (63,774)
    Payments for physicians' contract agreements  . . . . . . . . . . . . .           0               (2,900)
                                                                               --------             --------
Net cash used in investing activities . . . . . . . . . . . . . . . . . . .     (84,735)            (113,555)
                                                                               --------             --------
Cash Flows from Financing Activities:
    Advances from Grace Chemicals, net  . . . . . . . . . . . . . . . . . .      61,260               28,921
    Proceeds on issuance of debt  . . . . . . . . . . . . . . . . . . . . .     124,176                9,813
    Payments on debt and capitalized leases . . . . . . . . . . . . . . . .    (161,540)                  (5)
                                                                               --------             --------
  Net cash provided by financing activities . . . . . . . . . . . . . . . .      23,896               38,729
                                                                               --------             --------
Effects of changes in foreign exchange rates  . . . . . . . . . . . . . . .       3,508               (5,011)
                                                                               --------             --------
Increase/(decrease) in cash and cash equivalents  . . . . . . . . . . . . .       6,509              (10,281)
Cash and cash equivalents at beginning of period  . . . . . . . . . . . . .      33,530               39,758
                                                                               --------             --------
Cash and cash equivalents at end of period  . . . . . . . . . . . . . . . .    $ 40,039             $ 29,477
                                                                               ========             ========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 13,429             $ 10,788
    Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18,340               26,981

   See accompanying Notes to Special-Purpose, Consolidated Interim Financial
                                  Statements.

                               W. R.  GRACE & CO.

      NOTES TO SPECIAL-PURPOSE, CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

NOTE 1.  BASIS OF PRESENTATION

         The Special-Purpose, Consolidated Interim Financial Statements of Grace New York and NMC (together with Grace New York, the "Company") have been prepared by the Company in accordance with the accounting policies stated in the Special-Purpose, Consolidated Financial Statements in the Joint Proxy Statement-Prospectus and should be read in conjunction with the Notes to Special-Purpose, Consolidated Financial Statements appearing therein. In the opinion of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation have been included in the interim financial statements. The results for the six-month period ended June 30, 1996 may not necessarily be indicative of the results for the fiscal year ending December 31, 1996.

NOTE 2.  INVENTORIES

                                                                                                 JUNE 30, 1996
                                                                                               -----------------
   Raw materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $           8,460
   Manufactured goods in process  . . . . . . . . . . . . . . . . . . . . . . . . . .                      3,378
   Manufactured and purchased inventory available for sale  . . . . . . . . . . . . .                     32,608
                                                                                               -----------------
                                                                                                          44,446
   Health care supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     29,039
                                                                                               -----------------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $          73,485
                                                                                               =================

NOTE 3.  COMMITMENTS AND CONTINGENCIES

         See Note 15 to the Special-Purpose, Consolidated Financial Statements in the Joint Proxy Statement-Prospectus.

                               W. R.  GRACE & CO.

           SPECIAL-PURPOSE, CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                     WEIGHTED AVERAGE NUMBER OF SHARES AND
                    EARNINGS USED IN PER SHARE COMPUTATIONS
                                  (UNAUDITED)


                The weighted average number of shares of Common
                       Stock outstanding were as follows:


                                                                   (IN THOUSANDS)
                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                     JUNE 30,                       JUNE 30,
                                                ---------------------------------------------------
                                                 1996         1995             1996          1995
                                                ------        ------           ------        ------
Weighted average number of shares
  of common stock outstanding . . . . . . . . . 96,634        95,116           97,259        94,629
                                                ======        ======           ======        ======


Income used in the computation of
earnings per share was as follows:



                                                         (IN THOUSANDS EXCEPT PER SHARE)
                                               THREE MONTHS ENDED               SIX MONTHS ENDED
                                                    JUNE 30,                         JUNE 30,
                                               ------------------------------------------------------
                                                1996          1995             1996          1995
                                                ----          ----             ----          ----
Net income  . . . . . . . . . . . . . . . . .    $33,918      $37,105          $60,363       $63,121
Dividends paid on preferred stocks  . . . . .       (130)        (131)            (261)         (261)
                                                 -------      -------          -------       -------

Income used in per share computation
  of earnings . . . . . . . . . . . . . . . .    $33,788      $36,974          $60,102       $62,860

                                                 =======      =======          =======       =======
Earnings per share  . . . . . . . . . . . . .    $  0.35      $  0.39          $  0.62       $  0.66

                                    FORM 10-Q A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

(Mark One)

[X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

For the quarterly period ended         JUNE 30, 1996
                                 ---------------------------
                                       OR

[ ]       TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                               EXCHANGE ACT OF 1934

For the transition period from                 to
                               ---------------    ----------------
COMMISSION FILE NUMBER               1-8350
                       -----------------------------------------------

                         FRESENIUS USA, INC.
- --------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     MASSACHUSETTS                                   04-2550576
- ----------------------------                    --------------------
(STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
    OF INCORPORATION OR                          IDENTIFICATION NO.)
      ORGANIZATION)

                              2637 SHADELANDS DRIVE
                         WALNUT CREEK, CALIFORNIA 94598
- --------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)

                                 (510) 295-0200
- --------------------------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         YES X     NO   .
            ---      ---

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the most recent practicable date:

26,374,218 SHARES OF THE REGISTRANT'S COMMON STOCK, $.01 PAR VALUE, WERE ISSUED AND OUTSTANDING AT AUGUST 9, 1996.

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                       JUNE 30, 1996 AND DECEMBER 31, 1995
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

   Assets                                                        June 30,       December 31,
   ------                                                          1996             1995
                                                                ------------    ------------
Current assets:
    Cash                                                        $      5,133           2,330
    Trade accounts receivable, net                                    56,699          57,052
    Inventories                                                       70,644          65,706
    Prepaid expenses and other
       current assets                                                  9,544           3,258
    Deferred income taxes                                              6,628           4,594
                                                                ------------    ------------
      Total current assets                                           148,648         132,940

Property, plant, and equipment, net                                   49,471          48,492
Intangible assets                                                     35,587          36,863
Other assets                                                          10,442           6,626
                                                                ------------    ------------
     Total assets                                               $    244,148         224,921
                                                                ============    ============

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                                            $     12,219          16,276
    Accounts payable to affiliates, net                               39,249          41,229
    Accrued expenses                                                  18,072          13,577
    Short term borrowings                                             41,148          33,149
    Short term borrowings-Fresenius AG                                 3,116           3,650
    Current portion long-term debt
       and capital lease obligations                                  15,323          11,703
    Income taxes payable                                                (589)            365
                                                                ------------    ------------
         Total current liabilities                                   128,538         119,949


Long-term payable, less current portion                                1,275           1,275
Note payable to Fresenius North America                                  274             274
Long-term debt and capital lease
   obligations, less current portion                                  20,660          24,821
                                                                ------------    ------------
      Total liabilities                                              150,747         146,319

Stockholders' equity:
  Series F preferred stock,
     $1.00 par value                                                     ---             200
  Common stock, $.01 par value                                           262             215
  Capital in excess of par value                                     153,476         141,136
  Currency translation adjustment                                        (87)            (80)
  Accumulated deficit                                                (60,250)        (62,869)
                                                                ------------    ------------
       Total stockholders' equity                                     93,401          78,602
                                                                ------------    ------------
                                                                $    244,148         224,921
                                                                ============    =============

     See accompanying notes to consolidated condensed financial statements.

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      Three Months Ended
                                                                ----------------------------
                                                                   June 30,       June 30,
                                                                     1996           1995
                                                                ------------    ------------

Net sales                                                       $     87,564          76,744

Cost of sales                                                         59,364          53,788
                                                                ------------    ------------

     Gross profit                                                     28,200          22,956

Operating expenses:
 Selling, general and
   administrative                                                     19,922          17,897
 Research and development                                                684             879
 Other compensation expense                                            9,758             ---
                                                                ------------    ------------

     Operating (loss) income                                          (2,164)          4,180

Other expense (income):
 Interest income                                                         (10)            (57)
 Interest expense                                                      1,508           1,212
 Other, net                                                               83              48
                                                                ------------    ------------

     (Loss) income before income taxes                                (3,745)          2,977

Income tax benefit                                                    (1,017)           (496)
                                                                ------------    ------------

     Net (loss) income                                          $     (2,728)          3,473
                                                                ============    ============

Net (loss) income per common and common
 equivalent share:

     Primary                                                    $       (.11)            .13
                                                                ============    ============

     Fully diluted                                              $       (.11)            .13
                                                                ============    ============

Weighted average number of shares
 of common stock and common stock
 equivalents used to compute net
 (loss) income per common and common
 equivalent share:

     Primary                                                          25,941          25,773
                                                                ============    ============

     Fully diluted                                                    25,957          26,694
                                                                ============    ============

See accompanying notes to consolidated condensed financial statements.

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       Six Months Ended
                                                                ----------------------------
                                                                   June 30,        June 30,
                                                                     1996            1995
                                                                ------------    ------------

Net sales                                                       $    168,626         144,920

Cost of sales                                                        114,930         100,828
                                                                ------------    ------------

     Gross profit                                                     53,696          44,092

Operating expenses:
 Selling, general and
   administrative                                                     38,289          34,459
 Research and development                                              1,266           1,365
 Other compensation expense                                            9,758             ---
                                                                ------------    ------------

     Operating income                                                  4,383           8,268

Other expense (income):
 Interest income                                                         (28)            (64)
 Interest expense                                                      2,925           2,493
 Other, net                                                              146              72
                                                                ------------    ------------

     Income before income taxes                                        1,340           5,767

Income tax benefit                                                    (1,279)         (1,024)
                                                                ------------    ------------


     Net income                                                 $      2,619           6,791
                                                                ============    ============

Net income per common and common
 equivalent share:

     Primary                                                    $        .10             .26
                                                                ============    ============

     Fully diluted                                              $        .10             .26
                                                                ============    ============

Weighted average number of shares
 of common stock and common stock
 equivalents used to compute net
 income per common and common
 equivalent share:

     Primary                                                          25,831          25,712
                                                                ============    ============

     Fully diluted                                                    25,884          26,658
                                                                ============    ============

See accompanying notes to consolidated condensed financial statements.

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

                                 (IN THOUSANDS)

                                                                      Six Months Ended
                                                                ----------------------------
                                                                  June 30,       June 30,
                                                                    1996           1995
                                                                ------------    ------------

Net cash used in operating
   activities                                                   $     (8,355)         (6,119)

Cash flows from investing activities:
   Purchases of property, plant and
      equipment                                                       (5,966)        (23,617)
                                                                ------------    ------------

   Net cash used in investing
      activities                                                      (5,966)        (23,617)

Cash flows from financing activities:
   Principal payments under debt and
      capital lease obligations                                      (11,021)         (8,705)
   Proceeds from sale/leaseback of
      property,plant and equipment                                      ----          18,393
   Proceeds from capital lease
      financing arrangement                                           10,480           5,000
   Change in accounts payable to
      affiliates, net                                                 (1,980)         11,368
   Proceeds from short-term borrowings                                27,699          33,818
   Change in short-term borrowings
      - Fresenius AG                                                    (534)             70
   Repayment of short-term borrowings                                (19,700)        (29,880)
   Proceeds from issuance of common
      stock, net                                                      12,187             498
                                                                ------------    ------------

   Net cash provided by
      financing activities                                            17,131          30,562

Effect of exchange rates on cash                                          (7)             20
                                                                ------------    ------------

   Net increase in cash
      and cash equivalents                                             2,803             846
Cash and cash equivalents at
   beginning of period                                                 2,330           2,315
                                                                ------------    ------------
Cash and cash equivalents at
   end of period                                                $      5,133           3,161
                                                                ============    ============

     See accompanying notes to consolidated condensed financial statements.

                      FRESENIUS USA, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

(1)      Description of Business

         Fresenius USA, Inc. and subsidiaries (the Company) is a manufacturer and distributor of medical products and systems for sale primarily in the United States and Canada for the treatment of kidney failure by hemodialysis and by peritoneal dialysis. The Company is one of only two companies in the United States offering a full line of both hemodialysis and peritoneal dialysis machines and disposable products. These machines and products are used to cleanse a patient's blood of waste products and fluids normally eliminated by properly functioning kidneys. The Company also sells cell separation products designed for the therapeutic removal of diseased blood components as well as collection of donor blood components for transfusion.

(2)      Inventories

         Inventories are stated at the lower of cost (determined by using first-in, first-out method) or market value, and consist of the following as of June 30, 1996 and December 31, 1995 (in thousands):

                                                                   June 30,     December 31,
                                                                     1996           1995
                                                                ------------    ------------
     Raw Materials                                              $     34,803          32,192
     Work in process                                                   8,902          10,504
     Finished goods                                                   30,104          25,707
                                                                ------------    ------------

                                                                      73,809          68,403

     Reserves                                                         (3,165)         (2,697)
                                                                ------------    ------------

     Inventories, net                                           $     70,644          65,706
                                                                ============    ============

                      FRESENIUS USA, INC. AND SUBSIDIARIES

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

(3)      Other Assets

         In 1995, the Company completed construction of a dialyzer plant addition to its manufacturing facility in Ogden, Utah. At June 30, 1996, included in other assets are $7,989 of validation costs, less accumulated amortization of $968, incurred to qualify the products and the associated manufacturing processes for approval by the U.S. Food and Drug Administration. Such costs are being amortized on a straight-line basis over an estimated useful life of 3 years upon commencement of manufacturing.

(4)      Income taxes

         At December 31, 1995, the Company had net operating loss carryforwards of approximately $38.4 million for federal income tax reporting purposes. The net operating losses expire in varying amounts beginning in 1998 through 2006. The ability of the Company to use carryforwards to offset taxes on its future income is also subject to certain annual cumulative limitations. The Company believes that it has sufficient net loss carryforwards to offset any 1996 net income for federal income tax reporting purposes.

(5)      Recent Development

         On February 4, 1996, W. R. Grace & Co. ("Grace") and Fresenius AG entered into a definitive agreement ("Agreement") to combine Grace's National Medical Care, Inc. ("NMC") with Fresenius AG's worldwide dialysis business, including the Company. The agreement provides that an aggregate of 55.2% of the shares of the combined company, to be called Fresenius Medical Care, will be issued to Fresenius AG and the Company's public shareholders provided that Fresenius AG must retain at least 51% of the shares of the combined company and that Grace shareholders will acquire the remaining 44.8%. Fresenius AG agreed with Grace that the Company would become a wholly-owned subsidiary of Fresenius Medical Care and that, when the economic terms of the participation of the Company's minority shareholders in the transaction have been established, Fresenius AG will vote its shares of the Company in favor of the transaction.

                      FRESENIUS USA, INC. AND SUBSIDIARIES

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

(5)      Recent Development (Continued)

         On May 8, 1996, Fresenius AG and the Company jointly announced that an agreement had been reached between Fresenius AG and a committee of independent directors of the Company (the "Independent Committee") on the terms on which the public stockholders of the Company will participate in the Reorganization and the Company Merger. The Reorganization and the Company Merger were approved by the Board of Directors of the Company on May 8, 1996.

         Under the terms of the agreement with the Independent Committee, the public shareholders of the Company were to receive the equivalent of 1.15 ordinary Shares of Fresenius Medical Care AG, based on the assumption that Fresenius Medical Care AG would have 217,170,000 shares outstanding. It is currently intended that Fresenius Medical Care AG will have an aggregate of 70,000,000 ordinary shares outstanding (instead of 217,170,000 as originally proposed) and that U.S. stockholders will receive American Depository Shares
(ADSs) each evidencing one-third of an ordinary share of Fresenius Medical Care AG. Thus, the public shareholders of the Company will receive, on a fully diluted basis, approximately 1.112 ADSs of Fresenius Medical Care AG for each share of Company Common Stock. The agreement with the Independent Committee also assumes that the Company will reacquire outstanding stock options or other equity securities, such that Fresenius AG's fully diluted interest in Fresenius Medical Care AG is not reduced below 50.3%. Accordingly, the public stockholders of the Company, on a fully diluted basis, will receive 4.9% of Fresenius Medical Care AG's shares outstanding after the closing.

         During the quarter ended June 30, 1996, Fresenius USA recorded approximately $9.8 million in additional compensation expense in connection with the repurchase from certain employees of shares of Fresenius USA Common Stock and options to purchase Fresenius USA Common Stock. As described above, the Company had agreed to reacquire such outstanding shares and options and other equity securities in order to ensure that Fresenius AG's fully diluted interest in Fresenius Medical Care AG was not reduced below 50.3%.

                      FRESENIUS USA, INC. AND SUBSIDIARIES

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

(6)      Management Representation

         The accompanying unaudited consolidated condensed financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which, in the opinion of management, consist only of normal and recurring adjustments that are necessary for a fair statement of the results for the interim periods presented. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year.

         Certain information in footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to such rules and regulations. It is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and the notes thereto contained in the Company's Form 10-K for the year ended December 31, 1995.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

RESULTS OF OPERATIONS
Three Months and Six Months Ended June 30, 1996 Compared to Three Months and Six Months Ended June 30, 1995

         NET SALES. Net sales were $87.6 million for the second quarter 1996, an increase of $10.9 million or 14.1% compared with net sales of $76.7 million for the second quarter 1995. Net sales for the first six months of 1996 were $168.6 million, an increase of $23.7 million or 16.4% compared with $144.9 million for the first six months of 1995. The increase in sales for the first six months of 1996 is the result of continued higher unit sales volumes for both hemodialysis and peritoneal dialysis products.

         GROSS PROFIT. Gross profit was $28.2 million for the second quarter 1996, an increase of $5.2 million or 22.8% compared with gross profit of $23.0 million for the second quarter 1995. Gross profit margin increased from 30.0% for the second quarter 1995 to 32.2% for the second quarter 1996. Gross profit was $53.7 million for the first six months of 1996, an increase of $9.6 million or 21.8% compared with gross profit of $44.1 million for the first six months of 1995. Gross profit margin increased from 30.4% for the first six months of 1995 to 31.8% for the first six months of 1996.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense were $19.9 million for the second quarter 1996, an increase of $2.0 million or 11.3% compared with $17.9 million for the second quarter 1995, and $38.3 million for the first six months of 1996, an increase of $3.8 million or 11.1% compared to the first six months of 1995. These expenses as a percentage of net sales were 22.8% for the second quarter 1996 compared to 23.3% for the second quarter of 1995, and 22.7% for the first six months of 1996 compared with 23.8% for the first six months of 1995.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

         RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense were $684,000 for the second quarter 1996 compared with $879,000 for the same period in 1995. Research and development expense were $1.3 million for the first six months of 1996 compared with $1.4 million for the same period in 1995. Research and development expenses as a percentage of sales were approximately 1.0% for the second quarter 1996 and for the first six months of 1996, virtually unchanged compared for the same periods in 1995. Fresenius USA relies primarily on the research and development efforts of Fresenius AG, negotiating distribution arrangements for new products from Fresenius AG when Fresenius AG and Fresenius USA believe that there is market potential for these products in the U.S. and when the products fit Fresenius USA's business strategy. Fresenius USA believes that, in the absence of its access to the research and development efforts of Fresenius AG, Fresenius USA would have had to spend significantly more on research and development to develop its own line of dialysis products.

         OTHER COMPENSATION EXPENSE. Other compensation expense was $9.8 million for the second quarter 1996, which the Company incurred in connection with the repurchase from certain employees of shares of Fresenius USA Common Stock and options to purchase Fresenius USA Common Stock. The Company had agreed to reacquire such outstanding shares and options and other equity securities in order to ensure that Fresenius AG's fully diluted interest in Fresenius Medical Care AG was not reduced below 50.3%. The Company incurred no such expense during the same period of 1995. (See Notes to the Consolidated Condensed Financial Statements).

         INTEREST EXPENSE (NET). Interest expense (net) was $1.5 million for the second quarter 1996 and $2.9 million for the first six months ended June 30, 1996 compared to $1.2 million and $2.4 million for the same periods of 1995.
The increase is primarily related to the Company's increased short-term borrowings.

         INCOME TAX EXPENSE (BENEFIT). Income tax benefit in the second quarter of 1996 was $1.0 million, compared to an income tax benefit of $496,000 for the same period in 1995. Income tax benefit for the first six months of 1996 was $1.3 million, compared to income tax benefit of $1.0 in 1995. During the second quarter of 1996, the Company recognized a tax benefit of approximately $1.0 million, compared with $850,000 during the same period in 1995. For the first six months of 1996, the Company recognized a tax benefit of approximately $2.0 million, compared with $1.7 million during the same period in 1995. The recognition of such tax benefit by the Company is related to the Company's net operating loss carryforwards from previous years.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

         NET INCOME (LOSS). Net (loss) for the second quarter of 1996 was $(2.7) million, compared with net income of $3.5 million for the second quarter 1995, a decrease of $6.2 million or 178.5%, compared to net income of $3.5 million for the second quarter 1995. Included in the net (loss) for the second quarter of 1996 was additional compensation expense of approximately $9.8 million which the Company recorded in connection with the repurchase from certain employees of shares of Fresenius USA Common Stock and options to purchase shares of Fresenius USA Common Stock. Net income was $2.6 million for the first six months of 1996, a decrease of $4.2 million or 61.4%, compared to net income of $6.8 million for the first six months of 1995. Net income for the first six months of 1996 included the additional other compensation expense described above. The Company incurred no such other compensation expense during the same period of 1995. Net income for the second quarter of 1996 and 1995 and for the first six months of 1996 and 1995 included a tax benefit described above which resulted from recognition of a portion of the Company's deferred tax asset.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

LIQUIDITY AND CAPITAL RESOURCES

         Historically, the Company has financed its operations, working capital and capital expenditures through bank borrowings obtained with credit support from Fresenius AG, private placements of Preferred Stock and Common Stock to Fresenius AG and internally generated funds. During 1995, the Company entered into a sale leaseback arrangement with a bank without support from Fresenius AG. In addition, during 1994, the Company successfully completed a public offering of 3,450,000 shares of its Common Stock, realizing proceeds, after payment of expenses, of approximately $16.2 million. Since 1990, the Company has realized $19.5 million in net proceeds from private placements of Preferred and Common Stock to Fresenius AG, all of which was utilized to reduce outstanding obligations to Fresenius AG and affiliated companies.

         In 1995, the Company completed construction of a 104,000 square foot addition to its manufacturing facility in Ogden, Utah for the manufacture of polysulfone dialyzers. The Company expended $39.5 million for the construction and equipping of the expanded facility as of June 30, 1996. During 1995, the Company entered into a sale leaseback arrangement with a bank which covers the sale by the Company of approximately $27.0 million of certain new equipment of the Company's dialyzer facility at its Ogden, Utah plant to the bank and the leaseback of the equipment under a four year operating lease that has renewal options and a purchase option at fair market value. Although the rent payments on the lease are variable based on the three-month London Interbank Offered Rate (LIBOR), the Company has effectively fixed its rent expense through the use of interest rate swap agreements. If the Company elects not to purchase the equipment or renew the lease at the end of the lease term, the Company will be obligated to pay a termination fee of up to $20,250 to be offset by the sales proceeds from the Company remarketing the equipment.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                             JUNE 30, 1996 AND 1995
                                   (UNAUDITED)

         As of June 30, 1996, the Company had outstanding short-term borrowings of $41.1 million under lines of credit with six commercial banks. Fresenius AG has provided credit support to enable the Company to obtain various term loans and short-term lines of credit. In June 1996, the Company increased one of its lines of credit from $20.0 million to $30.0 million. As of June 30, 1996, the Company had borrowed $14.3 million under this $30.0 million line of credit. The Company's lines of credit provide for a total credit availability of $57.0 million. In addition, at June 30, 1996, the Company had fully drawn the amount available under a $3.1 million short-term line of credit with Fresenius AG, the terms of which are similar to those of the lines of credit with the six commercial banks described above.

         At June 30, 1996, the Company had outstanding two interest rate swap agreements with a commercial bank for an aggregate of $25.0 million. These agreements effectively change the Company's rent expense on its variable payment operating lease to fixed rates based on 8.02% and 5.60%, respectively.

         During June 1996, Fresenius AG exercised warrants to purchase 1,515,221 shares of the Company's common stock for which the Company received approximately $12.1 million. During June 1996, the Company repurchased from certain employees shares of Fresenius USA Common Stock and options to purchase shares of Fresenius USA Common Stock of approximately $11.2 million. As previously announced, the Company had agreed to reacquire such outstanding shares and options and other equity securities in order to ensure that Fresenius AG's fully diluted interest in Fresenius Medical Care AG was not reduced below 50.3%.

         The Company believes that its committed and possible future bank or other commercial financing, combined with internally generated funds and the sale of additional debt or equity securities, will be sufficient to fund the Company's working capital requirements and other obligations.

         On May 8, 1996, the Company entered into a letter agreement among the Company, Fresenius AG and with W.R. Grace & Co. to which the Company will merge with Fresenius Medical Care AG, a German corporation. (See Notes to the Consolidated Condensed Financial Statements).

                                     PART II

Item 6.     Exhibits and Reports on Form 8-K

(a)  Exhibit

         Exhibit 11 Statement of Computation of Net (Loss) Income Per Common Share.


         Exhibit 99.1 Interim Combined Financial Statements for Fresenius Worldwide Dialysis as of June 30, 1996.

         Exhibit 99.2 Fresenius Medical Care AG Proforma Condensed Combined Information.

(b)  Reports on Form 8-K

         No current reports on Form 8-K were filed by the registrant during the period covered by this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        Fresenius USA, Inc.

August 22, 1996                                         /s/ Heinz Schmidt
                                                        -----------------------
                                                        Corporate Croup
                                                        Vice President Finance
                                                       (Principal Financial
                                                        Officer)

                                                        /s/ Robert E. Farrell
                                                        -----------------------
                                                        Corporate Group
                                                        Vice President
                                                        Administration and
                                                        General Counsel

                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                COMPUTATION OF NET (LOSS) INCOME PER COMMON SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Three Months Ended
                                                                   June 30,       June 30,
                                                                    1996            1995
                                                                ------------    ------------
Net (loss) income                                               $     (2,728)   $      3,473
                                                                ============    ============

Primary net (loss) income per common
   and common equivalent share                                  $       (.11)   $        .13
                                                                ============    ============

Weighted average number of shares
    of common stock and common stock
    equivalents used to compute
    primary net (loss) income per common
    and common equivalent share                                       25,941          25,773
                                                                ============    ============


Fully diluted net (loss) income per
   common and common equivalent
   share                                                        $       (.11)   $        .13
                                                                ============    ============

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net (loss) income per
   common and common equivalent share                                 25,957          26,694
                                                                ============    ============

                                   EXHIBIT 11

                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Six Months Ended
                                                                  June 30,        June 30,
                                                                   1996             1995
                                                                ------------    ------------
Net income                                                      $      2,619    $      6,791
                                                                ============    ============

Primary net income per common
   and common equivalent share                                  $        .10    $        .26
                                                                ============    ============

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute
   primary net income per common
    and common equivalent share                                       25,831          25,712
                                                                ============    ============

Fully diluted net income per
   common and common equivalent
   share                                                        $        .10    $        .26
                                                                ============    ============

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net income per common
   and common equivalent share                                        25,884          26,658
                                                                ============    ============

                                                                   Exhibit 99.1

                          FRESENIUS WORLDWIDE DIALYSIS
                         INTERIM COMBINED BALANCE SHEETS
                       JUNE 30, 1996 AND DECEMBER 31, 1995
                                   (UNAUDITED)
                               (IN THOUSANDS US $)

                                                                  June 30,      December 31,
ASSETS                                                             1996             1995
                                                                ------------    ------------
Current assets:
  Cash and cash equivalents                                     $     40,035          12,091
  Trade accounts receivables, less
    allowance for doubtful accounts
    of $11,270 in 1996 and $12,718
    in 1995                                                          194,094         183,878
  Inventories, net                                                   190,264         182,738
  Prepaid expenses and other current assets                           22,903          15,048
  Deferred taxes                                                      14,273           2,019
                                                                ------------    ------------
                  Total current assets                               461,569         395,774

Property, plant and equipment, net                                   138,541         134,767
Intangible assets, net                                                63,675          67,260
Investment in affiliates                                              18,108          19,121
Deferred taxes                                                           399           2,710
Other assets                                                          38,493          24,386
                                                                ------------    ------------
                                                                $    720,785         644,018
                                                                ============    ============

LIABILITIES AND NET ASSETS (EQUITY)
Current liabilities:
  Accounts payable                                              $     34,576          38,360
  Accrued expenses                                                    70,566          63,194
  Short-term borrowings                                              118,756         109,444
  Current portion of long-term debt
    and capital lease obligations                                     21,924          20,195
  Income tax payable                                                   1,611             922
  Deferred taxes                                                         123             ---
  Other current liabilities                                           13,392          21,312
                                                                ------------    ------------
                  Total current labilities                           260,948         253,427

Long-term payable, less current portion                                1,275           1,275
Long-term debt and capital lease obligations,
  less current portion                                                27,771          38,812
Non-current borrowing from affiliate                                     274             274
Other liabilities                                                      5,493           3,322
Pension liability                                                     17,022          16,767
Deferred taxes                                                         5,442             ---
Minority interest                                                     27,441          24,516
                                                                ------------    ------------
                  Total labilities                                   345,666         338,393
                                                                ------------    ------------
Net assets                                                           375,119         305,625
                                                                ------------    ------------
                                                                $    720,785         644,018
                                                                ============    ============

         See accompanying note to interim combined financial statements

                          FRESENIUS WORLDWIDE DIALYSIS
            INTERIM COMBINED STATEMENTS OF OPERATIONS AND NET ASSETS
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)
                               (IN THOUSANDS US $)

                                                                  June 30,        June 30,
                                                                    1996            1995
                                                                ------------    ------------
Net sales                                                       $    471,224         431,672
Cost of sales                                                        271,487         243,060
                                                                ------------    ------------

         Gross profit                                                199,737         188,612

Operating expenses:
         Selling, general and administrative                         124,583         118,262
         Research and development                                      7,186           8,247
                                                                ------------    ------------

         Operating income                                             67,968          62,103

Other (income) expense:
         Interest income                                              (2,277)           (912)
         Interest expense                                              7,665           6,584
         Other, net                                                   (4,139)         (4,473)
                                                                ------------    ------------
         Income before income taxes                                   66,719          60,904

Income tax expense                                                    22,685          23,413
                                                                ------------    ------------

         Income before minority interest                              44,034          37,491

Minority interest                                                        769           2,211
                                                                ------------    ------------

         Net income                                                   43,265          35,280

Net assets at beginning of the period                                305,625         261,337

Foreign currency translation adjustments                             (12,690)         21,270

Net activity with Fresenius                                           38,919          13,678
                                                                ------------    ------------

Net assets at end of period                                     $    375,119         331,565
                                                                ============    ============


         See accompanying note to interim combined financial statements

                          FRESENIUS WORLDWIDE DIALYSIS

                    INTERIM COMBINED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                   (UNAUDITED)
                               (IN THOUSANDS US $)

                                                                   June 30,       June 30,
                                                                    1996            1995
                                                                ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                    $     43,265          35,280
  Adjustments to reconcile net income to
   net cash provided by (used in)
   operating activities:
    Depreciation and amortization                                     20,628          19,093
    Change in deferred tax                                            (5,026)         (1,686)
    Gain on sale of fixed assets                                        (405)           (750)
  Changes in assets and liabilities:
    Trade accounts receivable, net                                   (15,504)        (25,434)
    Inventories, net                                                 (13,028)        (13,179)
    Prepaid expenses and other current
      assets                                                          (5,409)         (1,137)
    Other assets                                                      (5,319)         (1,849)
    Accounts payable and accrued expenses                              8,320           4,234
    Other current and non-current liabilities                         (4,782)         (4,745)
    Income taxes payable                                                 761             565
                                                                ------------    ------------
     Net cash provided by operating activities                        23,501          10,392
                                                                ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                         (30,909)        (46,068)
  Proceeds from sale of property, plant and
    equipment                                                          4,562          22,837
  Acquisitions and investments in affiliates                             (61)           (953)
  Cash paid for pending acquisitions                                  (9,758)            ---
                                                                ------------    ------------
    Net cash used in investing activities                            (36,166)        (24,184)
                                                                ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term borrowings                                 61,052          61,550
  Repayments of short-term borrowings                                (51,081)        (54,721)
  Proceeds from long-term debt and
    capital lease obligations                                          8,308          10,717
  Principal payments of long-term debt
    and capital lease obligations                                    (15,792)        (14,333)
  Proceeds from issuance of common stock                                  65             498
  Net activity with Fresenius                                         37,983          13,508
  Changes in minority interest                                           769           2,211
                                                                ------------    ------------
    Net cash used in financing activities                             41,304          19,430
                                                                ------------    ------------
Net increase(decrease) in cash and
 cash equivalents                                                     28,639           5,638
Effect of exchange rates on cash and
  cash equivalents                                                      (695)          1,079
Cash and cash equivalents at beginning
  of year                                                             12,091          11,973
                                                                ------------    ------------
Cash and cash equivalents at end of year                        $     40,035          18,690
                                                                ============    ============

         See accompanying note to interim combined financial statements

                          FRESENIUS WORLDWIDE DIALYSIS
                 Notes to Interim Combined Financial Statements
                                   (UNAUDITED)
                               (IN THOUSANDS US $)

1.       BASIS OF PRESENTATION

         The accompanying combined financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") on a basis which reflects the combined historical financial statements of Fresenius Worldwide Dialysis business ("FWD" or the "Company"), including Sterilpharma GmbH, assuming that the Company, currently a business unit of Fresenius AG, was organized for all periods presented as follows as a separate legal entity, owning certain net assets and certain subsidiaries and associated companies of Fresenius. The accompanying interim combined financial statements as of June 30, 1996 and for the six-month period ended June 30, 1996 and 1995 should be read in conjunction with the Company's combined financial statements for the years ended December 31, 1995 and 1994 and the notes thereto.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)      Business

         The business of the Company is the development, manufacture and distribution of equipment and related products for all forms of kidney dialysis treatment and the providing of kidney dialysis treatment and related service.

(b)      Inventories

         Inventories are stated at the lower of cost (determined by using the average or first-in, first-out method) or market value.

         The inventories consisted of the following:

                                                                  June 30,      December 31,
                                                                   1996            1996
                                                                ------------    ------------
        Raw materials and
                  purchased components                          $     64,060          69,102
         Work in process                                              22,592          33,667
         Finished goods                                              108,824          84,546
                                                                ------------    ------------
                                                                     195,476         187,315
         Reserves                                                     (5,212)         (4,577)
                                                                ------------    ------------
                  Inventories, Net                              $    190,264         182,738
                                                                ============    ============

                          FRESENIUS WORLDWIDE DIALYSIS
                 Notes to Interim Combined Financial Statements
                                   (UNAUDITED)
                               (IN THOUSANDS US $)

(c)      Other Assets

         In 1995, FUSA completed construction of a dialyzer plant addition to its manufacturing facility in Ogden, Utah. At June 30, 1996, included in other assets are $7,989 of validation costs less accumulated amortization of $968, incurred to qualify the products and the associated manufacturing processes for approval by the U.S. Food and Drug Administration. Such costs are being amortized on a straight-line basis over an estimated useful life of 3 years upon commencement of manufacturing.

(d)      Management Representation

         The accompanying interim combined financial statements which are unaudited have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair statement of the results for the interim periods presented. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year.

3.       Pending Acquisition

         On February 4, 1996, Fresenius AG and W.R. Grace & Co. ("Grace") entered into an Agreement of Reorganization (the "Reorganization Agreement") under which they agreed to combine FWD, including Fresenius USA, Inc. ("FUSA"), with the health care business of Grace conducted by its subsidiary National Medical Care, Inc. ("NMC"). Pursuant to the Reorganization Agreement, Fresenius will retain an aggregate 50.3% of the shares of the combined entity, to be called "Fresenius Medical
         Care AG" ("FMC") and FMC will, in consideration of Ordinary Shares equal to 49.7% of FMC's total Ordinary Shares, acquire NMC and the minority shareholders' interest in FUSA.

         In connection with the transactions contemplated by the Reorganization Agreement, during the six-month period ended June 30, 1996 FUSA repurchased from certain employees shares of FUSA common stock and options to purchase shares of FUSA common stock. As a result of the foregoing FWD capitalized $9,758 representing the excess of the cost of the shares and options repurchased over the book value of the share of minority interest reacquired.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                             June 30, 1996 and 1995
                                  (Unaudited)

Results of Operations

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995.

     Net Sales. Net sales for the first six months of 1996 were $471.2 million, an increase of 9.2% compared with net sales of $431.7 million for the first six months of 1995. In local currency terms, Fresenius Worldwide Dialysis' sales increased by 11.0%.

     In the first six months of 1996, Fresenius Worldwide Dialysis' operations in Germany experienced sales growth, including export sales, of 5.5%, or 9.5% in local currency, compared to the first six months of 1995. In the U.S. sales growth was substantial, totaling 17.1%. Sales by Fresenius Worldwide Dialysis' operations in the rest of the world increased by 4.6%, or 5.3% in local currency, compared to the first six months of 1995. The increase in sales resulted primarily from higher unit volumes. Fresenius Worldwide Dialysis' selling prices in local currencies were virtually unchanged. The sales increase was also attributable to growth in the number of dialysis patients in each of Fresenius Worldwide Dialysis principal markets.

     Sales growth in Germany and the U.S. was mainly attributable to increased sales of hemodialysis machines due to a high replacement rate by dialysis centers in those markets and increased sales of dialyzers due to increased production capacity. In addition, Fresenius Worldwide Dialysis' net sales benefitted from strong demand in the growing markets of Eastern Europe.

     In the first six months of 1996, net sales of hemodialysis machines and related disposable products, including dialyzers, grew 13.1% to $341.3 million from $301.7 million in the first six months of 1995. The increase resulted from higher machine replacement rates and increased sales of dialyzers as a result of the availability of additional manufacturing capacity.

     Sales of peritoneal dialysis products and machines increased 10.8% to $94.3 million in the first six months of 1996 compared to $85.1 million in the first six months of 1995. The increase in sales of peritoneal dialysis products resulted in part from the introduction of PD-NIGHT(TM). In the last quarter of 1995 and from higher sales volumes of existing products.

     Sales of technical and other services decreased by 20.7% to $35.6 million in the first six months ended 1996 compared to $44.9 million in the first six months of 1995. The decrease resulted from one-time revenues in 1995 associated with a construction project completed with a Fresenius Worldwide Dialysis customer and another subsidiary of Fresenius AG.

     Gross Profit. Gross profit for the first six months of 1996 was $199.7 million, an increase of 5.9% from gross profit for the first six months of 1995. Gross profit margin decreased from 43.7% for the first six months of 1995 to 42.4% for the first six months of 1996. The decrease in gross profit margin was caused primarily by dialyzer production in the U.S. where production has not yet reached its full capacity.

         Selling, General and Administrative Expenses. SG&A expenses were $124.6 Million in the first six months of 1996, an increase of 5.3% from the first six months of 1995 of $118.3 million. As a percentage of net sales, SG&A expenses decreased slightly from 27.4% in the first six months of 1995 to 26.4% in the first six months of 1996.

         Research and Development Expenses. Research and development expenses in the first six months of 1996 decreased from $8.2 million to $7.2 million in the first six months of 1995. The lower research and development expenses resulted from the completion of the development of a new production line for non-PVC bags in late 1995.

         Operating Income. Operating income was $68.0 million for the first six months of 1996, an increase of 9.4% from the first six months of 1995 of $62.1 million.

         Interest Expense. Interest expense increased from $6.6 million in the first six months of 1995 to $7.7 million in the first six months of 1996, due to a higher level of borrowings in 1996 compared to 1995.

         Income Tax Expense. Expenses for income taxes were $22.7 million in the first six months of 1996 compared to $23.4 million in the first six months of 1995. Fresenius Worldwide Dialysis' effective tax rate decreased from 38.4% in the first six months of 1995 to 34.0% in the first six months of 1996. Included in the effective tax rate is the recognition of a tax benefit of approximately $2.0 million for the first six months of 1996, compared with $1.7 million during the same period in 1995 from Fresenius Worldwide Dialysis' U.S. subsidiary.

LIQUIDITY AND CAPITAL RESOURCES
Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995.

         During the first six months of 1996 and 1995, Fresenius Worldwide Dialysis utilized cash flow from operations and bank borrowings to fund investments in property, plant and equipment. During the first six months of 1996 and 1995 cash provided by operating activities was $23.5 million and $10.4 million respectively, and was generated principally from net income plus non-cash depreciation charges of $20.6 million in the first six months of 1996 and $19.1 million in the same period of 1995 and less increase in working capital requirements of $40.4 million and $44.0 million, respectively. At June 30, 1996, Fresenius Worldwide Dialysis had cash of $40.0 million.

         Fresenius Worldwide Dialysis had capital expenditures in the first six months of 1996 and 1995 of $30.9 Million and $46.1 million, respectively. The expenditures in each year were principally in Germany and the U.S. Expenditures in Germany were incurred to further automate the production processes and increase the production capacity at the St. Wendel and the Schweinfurt facility.

Further capital expenditures in Germany included $2.4 million for rental equipment, of which $1.4 million were additions to capital leases. The rental equipment consisted of hemodialysis machines leased to hospitals and dialysis centers. To finance the rental equipment Fresenius Worldwide Dialysis enters into sale/leaseback agreements with a leasing company which cover the sale and leaseback of rental equipment under three-year capital leases.

         In addition in 1995, Fresenius Worldwide Dialysis' U.S. subsidiary completed construction of a 104,000 square foot addition to its manufacturing facility for the manufacture of polysulfone dialyzers. Fresenius USA had expended $39.5 million for the construction and equipping of the expanded facility as of June 31, 1996. During 1995, Fresenius USA entered into a sale/leaseback arrangement with a bank which covers the sale of approximately $27.0 million of certain new equipment of its dialyzer manufacturing facility to the bank and leaseback of the equipment under a four-year operating lease that has renewal options and purchase options at fair value. Although the rent payments on the lease are variable based on the three-month LIBOR, Fresenius USA has effectively fixed its rent expense through the use of interest rate swap arrangements. If Fresenius USA elects not to purchase the equipment or renew the lease at the end of the lease term, it will be obligated to pay a termination fee of up to $20.25 million, to be offset by sales proceeds from Fresenius USA remarketing the equipment.

On February 4, 1996, W.R. Grace & Co. ("Grace") and Fresenius AG entered into a definitive agreement (the "Reorganization Agreement") to combine Grace's National Medical Care Inc. (NMC) with Fresenius Worldwide Dialysis. In connection with the Reorganization Agreement and pursuant to a separate agreement between Fresenius USA and Fresenius AG (the "Supplemental Agreement"), Fresenius USA among other things, declared its intention to repurchase sufficient vested and unvested stock purchase options held by Fresenius USA employees and other equity securities of Fresenius USA to satisfy the condition that, immediately prior to the Company Merger, as described in the Reorganization Agreement, there shall be no more than 9,253,331 Fresenius USA Common Share Equivalents. Pursuant to the Supplemental Agreement Fresenius USA repurchased shares of Fresenius USA Common Stock and options from certain employees of approximately $11.2 million during June 1996. As the combination of Fresenius Worldwide Dialysis and NMC, for accounting purposes, will be treated as a purchase of NMC by Fresenius Worldwide Dialysis, the cash paid for repurchase of Fresenius USA Common Stock and options has been capitalized as a cost of the acquisition.

At June 30, 1996 and December 31, 1995, Fresenius Worldwide Dialysis had short-term borrowings of $118.8 million and $109.4 million, respectively. The borrowings were principally under lines of credit with commercial banks.

                                                                    EXHIBIT 99.2

                           FRESENIUS MEDICAL CARE AG

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined statement of earnings and unaudited pro forma condensed combined balance sheet for Fresenius Medical Care (collectively, the "Pro Forma Condensed Combined Financial Information") have been prepared to illustrate the pro forma effects of the proposed transactions in accordance with US GAAP and are based on the assumptions set forth below and in the notes to the Fresenius Worldwide Dialysis Combined Financial Statements and the W. R. Grace & Co. Special-Purpose, Consolidated Financial Statements included in the Joint Proxy Statement-Prospectus dated August 2, 1996 of Grace and Fresenius USA. The Fresenius Medical Care unaudited pro forma condensed combined statement of earnings is based on the statements of earnings of Fresenius Worldwide Dialysis and Grace for the six months ending June 30, 1996 and is prepared as if the Reorganization had occurred as of January 1, 1996. The Fresenius Medical Care unaudited pro forma condensed combined balance sheet is based on the June 30, 1996 balance sheets of Fresenius Worldwide Dialysis and Grace and is prepared as if the Reorganization had occurred as of June 30, 1996. The financial statements of Grace on which the Pro Forma Condensed Combined Financial Information is based represent the National Medical Care, Inc. business of Grace only after completing the spin off of New Grace.

     The financial statements of Fresenius Worldwide Dialysis and Grace were prepared as if each entity operated as an independent, stand-alone entity for the period presented. Neither entity exists in the form presented and, as such, the net assets (equity) for each entity represent the excess of its assets over its liabilities and not the capital structure of its parent and reporting entity. The accompanying unaudited pro forma condensed combined financial information does not present historical earnings per share data since the weighted average number of shares associated with each of these combining segments to support such a calculation does not exist. The capital structure of Fresenius Medical Care will consist of 70,000,000 FMC Ordinary Shares issued to Fresenius AG and the shareholders of Fresenius USA and Grace in consideration for the contribution of Fresenius Worldwide Dialysis and Grace to Fresenius Medical Care. Fresenius AG, the public shareholders of Fresenius USA, and the holders of common stock (and options) of Grace will receive 50.3%, 4.9% and 44.8% of the outstanding FMC Ordinary Shares, respectively, on a fully diluted basis.

     The Pro Forma Condensed Combined Financial Information does not give effect to certain restructuring and rationalization costs expected to be incurred following the Reorganization. In addition, although Fresenius Medical Care plans to realize cost reductions from the Reorganization and such restructuring and rationalization, no effect has been given in the Pro Forma Financial Statements to any such benefits. However, such cost reduction will be a function of numerous factors, and no assurance can be given that any such cost reduction will be realized over time.

     For accounting purposes, the Reorganization will be treated as a purchase of Grace by Fresenius Medical Care. Accordingly, for the purpose of these Pro Forma Condensed Combined Financial Statements, the excess of the purchase price of Grace over the historical costs of Grace's assets is reflected in the pro forma condensed combined balance sheet as "excess purchase price over cost" and has been amortized over an estimated composite life in the unaudited pro forma condensed combined statement of earnings. Fresenius Medical Care intends to obtain a valuation study to value existing assets and liabilities and to appropriately allocate the excess purchase price over the cost of the business acquired. Fresenius Medical Care management believes that the composite life used in the pro forma condensed combined statement of earnings will not vary materially from the amounts charged to operations once a valuation study has been completed and existing assets and liabilities have been recorded at their fair values.

     The pro forma adjustments recognize the increase in debt that is incurred immediately prior to the Reorganization and the resultant increase in financing costs in the unaudited pro forma condensed combined statement of earnings. In accordance with the Reorganization Agreement, Grace will borrow an amount sufficient to finance the payment to, and assumption of indebtedness of, Grace Chemicals, such that the Debt of Grace on a consolidated basis at the Effective Time, will not exceed $2.273 billion, subject to adjustment as provided therein. See "THE REORGANIZATION -- The Distribution Agreement" in the Joint Proxy Statement-Prospectus.

     For purposes of the Pro Forma Condensed Combined Financial Statements, the Debt of $2,273,000 is comprised at June 30, 1996 of an off-balance sheet working capital facility of $200,000; historical capital lease obligations of $8,847; $18,800 related to certain accrued expenses; and new debt of $2,045,353. Interest on the new borrowings ranges from LIBOR plus 1.375% to LIBOR plus 1.75% while interest on the off-balance sheet facility is LIBOR plus .50%. (The average LIBOR was 5.668% for the six-month period ended June 30, 1996.)
Interest also includes commitment fees related to letters of credit. See "FINANCING -- NMC Credit Agreement" in the Joint Proxy Statement-Prospectus.


     In addition, the acquisition of the minority interest of Fresenius USA has been recorded in the Pro Forma Condensed Combined Financial Statements and the resultant goodwill has been amortized over 40 years. The pro forma adjustments include the elimination of the intercompany activity between Fresenius Worldwide Dialysis and Grace during the six-month period ended June 30, 1996 and the reclassification of the assets and liabilities as of June 30, 1996. The assets and liabilities of Rena-Med are reclassified to assets held for disposal. The Schiwa net assets and any gains on the disposition of those assets will be retained by Fresenius AG. Certain pro forma adjustments have been made to reflect the results of operations on a stand-alone basis, including the elimination of Grace Chemicals' overhead allocations and the costs of the Grace Chemicals long-term and other incentive plans, that will not be applicable following the Reorganization. Fresenius Medical Care management believes that the estimated added costs for Fresenius Medical Care to operate on a stand-alone basis are reasonable and has made an adjustment to reflect the estimated expenses for Fresenius Medical Care to operate as an independent entity.

     THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY AND DOES NOT PURPORT TO REPRESENT WHAT THE FINANCIAL POSITION OR RESULTS OF OPERATIONS OF FRESENIUS MEDICAL CARE WOULD ACTUALLY HAVE BEEN IF THE REORGANIZATION HAD IN FACT OCCURRED AS OF THE DATES INDICATED OR TO PROJECT THE COMBINED FINANCIAL POSITION OR RESULTS OF OPERATIONS FOR ANY FUTURE DATE OR PERIOD. THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE NOTES THERETO AND THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO CONTAINED IN THE JOINT PROXY STATEMENT-PROSPECTUS AND IN THE RESPECTIVE QUARTERLY REPORTS ON FORM 10-Q FILED WITH THE COMMISSION BY
GRACE AND BY FRESENIUS USA FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1996.

                           FRESENIUS MEDICAL CARE AG

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1996

                                                                 PRO FORMA        NOTE
                                      FWD          GRACE        ADJUSTMENTS    REFERENCES     ADJUSTED
                                    --------     ----------     -----------    ----------    ----------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues......................  $471,224     $1,080,410      $ (24,912)         5        $1,506,236
                                                                   (14,725)         9
                                                                    (5,761)        10
Cost of revenues..................   271,487        638,286          4,376          7           876,341
                                                                   (21,647)         5
                                                                   (12,426)         9
                                                                    (3,735)        10
                                    --------     ----------                                  ----------
  Gross profit....................   199,737        442,124                                     629,895
Operating expenses:
  Selling, general and
     administrative...............   124,583        205,138         (4,022)         9           332,023
                                                                    (2,205)        10
                                                                     1,000          6
                                                                     1,459          7
                                                                     6,070          6
  Provision for doubtful
     accounts.....................        --         42,928                                      42,928
  Depreciation and amortization...        --         62,161         32,049          3            96,512
  (excluding $20,628 for                                             2,500          8
  Fresenius Worldwide Dialysis)                                       (160)         5
                                                                       (38)        10
  Research and development........     7,186          1,308            (12)         9             8,482
  Allocation of Grace Chemicals
     expenses.....................        --          3,786         (3,786)         6                --
                                    --------     ----------                                  ----------
  Operating income................    67,968        126,803                                     149,950
  Interest, net...................     5,388         14,463         80,265          2            87,018
                                                                   (14,202)         2
                                                                     1,785          4
                                                                      (681)        10
  Other, net......................    (4,139)            --          2,784          9            (1,355)
                                    --------      ---------                                  ----------
Earnings before income taxes......    66,719        112,340                                      64,287
Provision for income taxes........    22,685         51,977        (38,585)        15            35,263
                                                                      (814)         9
                                    --------     ----------                                  ----------
Earnings before minority
  interest........................    44,034         60,363                                      29,024
Minority interest.................       769             --           (769)         8               261
                                                                       261         11
                                    --------     ----------      ---------                   ----------
Net earnings......................  $ 43,265     $   60,363      $ (74,865)                  $   28,763
                                    ========     ==========      =========                   ==========
Earnings per ordinary share.......                                                 16        $     0.41
                                                                                             ==========
Earnings per ADS..................                                                 16        $     0.14
                                                                                             ==========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                           FRESENIUS MEDICAL CARE AG

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1996

                                                               PRO FORMA         NOTE
                                    FWD          GRACE        ADJUSTMENTS     REFERENCES      ADJUSTED
                                  --------     ----------     -----------     ----------     ----------
                                                         (DOLLARS IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.....  $ 40,035     $   40,039     $   (80,074)          1        $       --
  Trade accounts receivable,
     net........................   194,094        437,079          (6,600)          5           601,933
                                                                   (1,238)          9
                                                                   (1,195)         10
                                                                  (20,207)          2
  Inventories, net..............   190,264         73,485          (3,475)          9           257,172
                                                                   (3,102)         10
  Prepaid expenses and other
     current assets.............    22,903         65,345          (5,076)          9            81,001
                                                                   (2,171)         10
  Deferred income taxes.........    14,273         92,812             (27)          9           107,058
                                  --------      ---------                                    ----------
          Total current assets..   461,569        708,760                                     1,047,164
Property, plant and equipment,
  net...........................   138,541        396,828            (826)          9           532,043
                                                                   (2,500)         10
Intangible assets, net..........    63,675        949,732         199,502           8         1,212,903
                                                                       (6)          9
Excess purchase price over
  cost..........................        --             --       1,776,328           3         1,776,328
Investments in affiliates.......    18,108             --                                        18,108
Deferred taxes..................       399             --                                           399
Other assets....................    38,493         19,201          25,000           4            82,694
Assets held for disposal........                                      456          10               456
                                  --------     ----------     -----------                    ----------
Total Assets....................  $720,785     $2,074,521     $ 1,874,789                    $4,670,095
                                  ========     ==========     ===========                    ==========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                                                     (Continued)

                           FRESENIUS MEDICAL CARE AG

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1996

                                                                         PRO FORMA       NOTE
                                               FWD          GRACE       ADJUSTMENTS   REFERENCES      ADJUSTED
                                            ---------    -----------    -----------   ----------     ----------
                                                                  (DOLLARS IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........................    $34,576       $ 99,332    $   (34,783)       1         $   85,769
                                                                             (6,600)       5
                                                                               (739)       9
                                                                             (6,017)      10
  Accrued expenses........................     70,566        210,980                                    310,241
                                                                             10,000       14
                                                                             25,000        4
                                                                             (3,884)       9
                                                                             (2,421)      10
  Short-term borrowings...................    118,756             --                                    118,756
  Current portion of long-term debt and
    capital lease obligations.............     21,924        155,222       (151,118)       2             26,028
  Income taxes payable....................      1,611         13,194           (430)       9             14,301
                                                                                (74)      10
  Deferred taxes..........................        123             --             --                         123
  Other current liabilities...............     13,392             --             --                      13,392
                                             --------     ----------                                 ----------
         Total current liabilities........    260,948        478,728                                    568,610
Long-term debt and capital lease
  obligations, less current portion.......     29,320         26,320        (21,577)       2             34,063
New debt..................................         --             --      2,045,353        2          2,045,353
Other liabilities.........................      5,493         22,286           (846)       9             26,933
Pension liabilities.......................     17,022             --           (951)       9             16,071
Deferred taxes............................      5,442         64,778        171,177        3            241,397
Minority interest.........................     27,441             --        (27,441)       8             17,177
                                                                              7,439       11
                                                                              9,738       12
                                             --------     ----------                                 ----------
  Total Liabilities.......................    345,666        592,112                                  2,949,604

Stockholders' Equity:
  Capital stock...........................                                  252,945       13            252,945
  Additional paid in capital..............                                1,467,546       13          1,467,546
  Retained earnings.......................                                                                   --
  Net assets..............................    375,119      1,482,409         (5,256)       1                 --
                                                                           (171,177)       3
                                                                          1,776,328        3
                                                                            226,943        8
                                                                             (7,439)      11
                                                                             (9,738)      12
                                                                            (10,000)      14
                                                                         (1,892,865)       2
                                                                             (3,798)       9
                                                                            (40,035)       1
                                                                         (1,720,491)      13                 --
                                             --------     ----------                                 ----------
         Total Stockholders' Equity.......    375,119      1,482,409                                  1,720,491
                                             --------     ----------    -----------                  ----------
         Total Liabilities and
           Stockholders' Equity...........   $720,785     $2,074,521    $ 1,874,789                  $4,670,095
                                             ========     ==========    ===========                  ==========

   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                           FRESENIUS MEDICAL CARE AG

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                             (AMOUNTS IN THOUSANDS)

(1) Pursuant to the Reorganization Agreement, all cash and cash equivalents of Grace and Fresenius Worldwide Dialysis shall be retained by Grace Chemicals and Fresenius AG, respectively. See "THE REORGANIZATION" in the Joint Proxy Statement-Prospectus. Accordingly, an adjustment has been recorded to return the cash balance of $40,035 to Fresenius AG with an offsetting decrease in the net assets of Fresenius Worldwide Dialysis. At June 30, 1996, Grace recorded an adjustment for $34,783 to reclassify its outstanding checks to accounts payable. An adjustment has therefore been recorded to eliminate the Grace financial statement cash balance of $40,039; reverse the $34,783 reclassification entry to accounts payable, and decrease net assets for the remaining balance of $5,256.

(2) For purposes of the Pro Forma Condensed Combined Financial Statements, Grace will incur new debt of $2,045,353 prior to the Reorganization to be used for payment of the Grace dividend of $1,892,865. Grace's Debt is subject to adjustment in accordance with the Reorganization Agreement. See "THE REORGANIZATION -- The Distribution Agreement" in the Joint Proxy Statement-Prospectus.

     Grace's Debt of $2,273,000 is comprised of an off-balance sheet working capital facility of $200,000; historical capital lease obligations of $8,847; $18,800 related to certain accrued expenses, and new debt of $2,045,353. See "FINANCING -- NMC Credit Agreement" in the Joint Proxy Statement-Prospectus. Interest on the new borrowings ranges from LIBOR plus 1.375% to LIBOR plus 1.75% while interest on the off-balance sheet facility is LIBOR plus .50% (the average LIBOR was 5.668% for the six-month period ended June 30, 1996). Interest also includes commitment fees related to letters of credit. See "FINANCING -- NMC Credit Agreement" in the Joint Proxy Statement-Prospectus.

     Based upon the above, adjustments to record the new debt of $2,045,353, eliminate existing Grace debt (except for capital lease obligations and cash overdrafts) of $172,695, and to reduce the equity of Grace by $1,892,865 for the payment of the Grace dividend have been recorded. In addition, an adjustment has been recorded for $20,207 to reduce accounts receivable for the difference between the off-balance sheet working capital facility of $179,793 at June 30, 1996 and the facility of $200,000 to be established prior to the Reorganization.

     An adjustment has also been recorded to eliminate Grace interest expense (less the interest on capital lease obligations retained) of $14,202 for the six-month period ended June 30, 1996. Correspondingly, interest expense on the total new debt (including the working capital facility) was recorded at the above noted rates for $80,265 for the six-month period ended June 30, 1996.

(3) Adjustments have been made to record the excess purchase price over the carrying value of the Grace assets and liabilities acquired of $1,776,328 and to establish a deferred tax liability of $171,177, representing the estimated tax effect of specifically identified assets to be increased to fair value. The excess purchase price over the historical cost has not been allocated to specifically identified assets nor has the unidentified portion been treated as goodwill. Fresenius Medical Care management intends to undertake a valuation study to record the assets and liabilities acquired at their fair market value.

     Amortization of the excess purchase price in the amount of $32,049 for the six-month period ended June 30, 1996, approximating a composite life of
     27.7 years has been recorded in the unaudited pro forma condensed combined income statement. This amount was determined by using a recently completed Grace valuation study as an estimate of the amounts that will be recorded upon the completion of the Fresenius Medical Care valuation. Fresenius Medical Care management believes that the amortization recorded in the pro forma financial statements will not vary materially from the amounts that will be recorded once its valuation study is completed.


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     An adjustment was made for $6,077 for the six-month period ended June 30,
     1996, to reduce income tax expense for the estimated tax effect for amortization of the estimated specifically identified assets that will be recorded at fair value.

(4) Adjustments have been made to record estimated net financing costs of $25,000 for new debt under the NMC Credit Agreement and to amortize such debt over the seven year life of the financing.

(5) Adjustments have been made to eliminate intercompany balances and activity between Grace and Fresenius Worldwide Dialysis at June 30, 1996 and for the six-month period then ended.

(6) An adjustment has been made for the six-month period ended June 30, 1996 to eliminate historical overhead allocations from Grace of $3,786 and to establish an estimate of new replacement incentive compensation arrangements of $3,750 and to record the estimated expenses to operate on a stand-alone basis of $2,320. An adjustment has also been made to record incremental overhead expenses related to Fresenius Medical Care corporate of $1,000 for the six-month period ended June 30, 1996.

(7) An adjustment has been made to record expenses under the proposed operating lease for land and buildings in Germany of $5,835 for the six-month period ended June 30, 1996. See "THE REORGANIZATION -- Continuing Arrangements between Fresenius Medical Care and Fresenius AG" in the Joint Proxy Statement-Prospectus.

(8) An adjustment has been made to record the acquisition of the Fresenius USA minority interest and option holders for $226,943. An adjustment has been made to amortize the resultant goodwill of $199,502 over a 40 year life.

(9) An adjustment has been made to eliminate the assets, liabilities and net assets of Schiwa at June 30, 1996 and to reverse all income statement activity for the period then ended. Any proceeds on the disposition of those proceeds will be retained by Fresenius AG. Accordingly, the net assets of Schiwa have been removed from Fresenius Medical Care. See "THE REORGANIZATION -- Conditions" in the Joint Proxy Statement-Prospectus.

(10) An adjustment has been made to reclassify the assets and liabilities of Rena-Med as net assets held for sale at June 30, 1996 and to reverse all activity for the six-month period then ended. See "THE REORGANIZATION -- Conditions" in the Joint Proxy Statement-Prospectus.

(11) Adjustments have been made to record the Grace Preferred Stock existing prior to the Reorganization of $7,439 as a minority interest and to record the related dividends of $261 for the period then ended, as minority interest expense.

(12) An adjustment has been made to record the New Preferred Stock to be issued in the Reorganization at its par value of $.10 per share for 97,375 shares outstanding of FNMC in minority interest.

(13) An adjustment has been made to establish the capital structure of Fresenius Medical Care at 70 million shares with a par value per share of $3.61 (DM
     5), with the remaining net asset balance recorded as additional paid in capital.

(14) An adjustment has been recorded to accrue $10,000 for transition related expenses, including retention distributions to be paid to employees subsequent to closing.

(15) Adjustments have been made to reflect the tax effects of the pro forma adjustments described in notes 2, 3, 4, 5, 6 and 7 above. The adjustments to record the costs of incremental Fresenius Medical Care corporate expense and the lease of German land and buildings were given a German tax adjustment of 47%; all other adjustments received tax adjustments of 40%.

(16) Earnings per FMC Ordinary Share and earnings per ADS have been calculated as if all shares of Fresenius Medical Care stock were outstanding as of January 1, 1996.


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